                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               MASCO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            [MASCO LETTERHEAD LOGO]

                                                                  April 14, 2005

Dear Stockholders:

     You are cordially invited to attend Masco Corporation's Annual Meeting of Stockholders on Tuesday, May 10, 2005 at 10:00 A.M. at our corporate headquarters in Taylor, Michigan. Information regarding the meeting schedule and the matters proposed for your consideration at the meeting are contained in the following pages.

     As a stockholder, you are requested to vote on the matters presented in the accompanying Notice and Proxy Statement. At our meeting, we also expect to provide a review of our Company's operations and respond to your questions.

     Your vote is important. Whether or not you are able to attend the Annual Meeting, please vote your shares. Instructions on how to vote can be found at the bottom of the Notice of Annual Meeting. Please review the enclosed proxy materials carefully and send in your vote today.

     On behalf of our entire Board of Directors, we thank you for your continued support of Masco Corporation and look forward to seeing you on May 10.

                                          Sincerely,

                                          /s/ Richard A. Manoogian
                                          Richard A. Manoogian
                                          Chairman of the Board and
                                          Chief Executive Officer

                               MASCO CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  DATE:   MAY 10, 2005
  TIME:   10:00 A.M.
  PLACE:  MASCO CORPORATION
          21001 VAN BORN ROAD
          TAYLOR, MICHIGAN 48180

     The purposes of the Annual Meeting are:

          1. To elect three Class II Directors and one Class I Director;

          2. To consider and act upon a proposal to approve the 2005 Long Term Stock Incentive Plan;

          3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the year 2005; and

          4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 15, 2005 are entitled to vote at the meeting or any adjournment thereof.

     Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your Proxy by telephone, by internet, or by completing, signing, dating and returning your Proxy Card in the enclosed postage prepaid envelope. Prior to being voted, the Proxy may be withdrawn in the manner specified in the Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Eugene A. Gargaro, Jr.
                                          EUGENE A. GARGARO, JR.
                                          Secretary

April 14, 2005

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                               MASCO CORPORATION

                                  May 10, 2005

                              GENERAL INFORMATION

     The solicitation of the enclosed Proxy is made by the Board of Directors of Masco Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at its offices at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 10, 2005 at 10:00 A.M., and at any adjournment. This Proxy Statement and the enclosed Proxy are being mailed or given to stockholders on or about April 14, 2005.

     The expense of this solicitation will be borne by the Company. Solicitation will be by mail, and executive officers and other employees of the Company may solicit Proxies, without additional compensation, personally and by telephone and other means of communication. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of Proxies for a fee of $12,000, plus expenses. The Company will also reimburse brokers and other persons holding Company Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding Proxies and Proxy materials to beneficial owners.

     Stockholders of record at the close of business on March 15, 2005 are entitled to vote at the meeting. On that date, there were 437,280,603 shares of Company Common Stock, $1 par value, outstanding and entitled to vote. Each share of outstanding Company Common Stock entitles the holder to one vote. The meeting will be held if a quorum, consisting of a majority of the outstanding shares of Company Common Stock, is represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not been instructed by the beneficial owner how to vote on the proposal and does not have discretionary voting power to vote on the proposal.

     Stockholders can ensure that their shares are voted at the meeting by submitting proxy instructions by telephone, by internet, or by completing, signing, dating and returning the enclosed Proxy Card in the envelope provided. Submitting instructions by any of these methods will not affect the right to attend the meeting and vote. The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or internet voting procedures are included with the enclosed Proxy Card. A stockholder who gives a Proxy may revoke it at any time before it is exercised by voting in person at the meeting, by delivering a subsequent Proxy, or by notifying the Company in writing of such revocation (Attention: Eugene A. Gargaro, Jr., Secretary, at 21001 Van Born Road, Taylor, Michigan 48180).

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The term of office of the Class II Directors, consisting of Verne G. Istock, David L. Johnston and J. Michael Losh, expires at this meeting. The Board proposes the re-election of Messrs. Istock and Losh and Professor Johnston to the Board of Directors as Class II Directors. In December 2004, the Board appointed Dennis W. Archer to serve as a Class I Director, but his continuing service as a Director is subject to stockholder approval at the Annual Meeting. The Board is proposing the election of Dennis W. Archer as a Class I Director.

     Wayne B. Lyon, a Class I Director, attained the Board's normal retirement age of 72 in October of 2004. Mr. Lyon intended to serve only until this Annual Meeting and as part of his retirement, he notified the Board that his directorship would end effective immediately prior to the meeting. Mr. Lyon has been a Director since 1988 and served as the Company's President and Chief Operating Officer from 1985 until 1996. We wish to express our deep appreciation to Mr. Lyon for his dedication and many years of service. The Board will consist of nine Directors effective upon Mr. Lyon's retirement.

     The terms of office of Class I, Class II and Class III Directors expire at the Annual Meeting of Stockholders in 2007, 2008 and 2006, respectively, or when their respective successors are elected and qualified. The Board of Directors expects that the persons named as proxies on the Proxy Card will vote the shares represented by each Proxy for the election of the above nominees as Directors unless a contrary direction is given. If prior to the meeting a nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named as proxies will vote for such alternate nominee, if any, as may be recommended by the Board of Directors. Directors are elected by a plurality of the votes cast. Proxies cannot be voted for a greater number of persons than the number of nominees named. Abstentions and broker non-votes, if any, will not be treated as votes cast, and therefore will not affect the election.

     INFORMATION CONCERNING THE NOMINEES AND CONTINUING DIRECTORS IS SET FORTH BELOW.

      NAME, PRINCIPAL OCCUPATION                           AGE, BUSINESS EXPERIENCE,
  AND PERIOD OF SERVICE AS A DIRECTOR                 DIRECTORSHIPS AND OTHER INFORMATION
  -----------------------------------                 -----------------------------------
                       CLASS I (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2007)
Peter A. Dow...........................    Mr. Dow, 71, initially joined Campbell-Ewald Company in
  Private investor; Retired Vice           1958 and returned in 1979 to serve as Executive Vice
  Chairman, Chief Operating Officer and    President and Director of General Accounts. In 1982 he
  Chairman of the Executive Committee      became President, Chief Operating Officer and Chairman of
  of Campbell-Ewald, an advertising and    the Executive Committee, and then served as Vice Chairman
  marketing communications company.        from 1993 until his retirement in 1995. He was named
  Director since 2001.                     Director of Advertising for the Chrysler-Plymouth Division
                                           of Chrysler Corporation in 1968. Subsequently, he became
                                           responsible for advertising and merchandising for Chrysler
                                           Corporation and all of its divisions, and in 1978 he was
                                           named Director of Marketing for Chrysler Corporation. Mr.
                                           Dow is currently serving as a director of two privately
                                           held companies.
Anthony F. Earley, Jr. ................    Mr. Earley, 55, has served as Chairman of the Board and
  Chairman of the Board, Chief             Chief Executive Officer of DTE Energy Company and its
  Executive Officer and President and      subsidiary, The Detroit Edison Company, since 1998 and as
  Chief Operating Officer, DTE Energy      President and Chief Operating Officer of both companies
  Company, a diversified energy            since 1994. From 1989 to 1994, he served as President and
  company. Director since 2001.            Chief Operating Officer of Long Island Lighting Company,
                                           an electric and gas utility in New York. Prior to 1989,
                                           Mr. Earley held several other positions with Long Island
                                           Lighting, including Executive Vice President and General
                                           Counsel. He is a director of DTE Energy Company, Comerica
                                           Incorporated and Plug Power, Inc.

      NAME, PRINCIPAL OCCUPATION                           AGE, BUSINESS EXPERIENCE,
  AND PERIOD OF SERVICE AS A DIRECTOR                 DIRECTORSHIPS AND OTHER INFORMATION
  -----------------------------------                 -----------------------------------
                 CLASS I (NOMINEE FOR TERM TO EXPIRE AT THE ANNUAL MEETING IN 2007)

Dennis W. Archer.......................    Mr. Archer, 63, has served as the Chairman of Dickinson
  Chairman, Dickinson Wright PLLC, a       Wright PLLC since 2002. Mr. Archer was President of the
  Detroit, Michigan-based law firm.        American Bar Association from 2003 through 2004 and served
  Director since 2004.                     two terms as Mayor of the City of Detroit, Michigan from
                                           1994 through 2001. He was appointed as an Associate
                                           Justice of the Michigan Supreme Court in 1985 and in 1986
                                           was elected to an 8-year term. Mr. Archer is a director of
                                           Compuware Corporation and Johnson Controls, Inc.

                CLASS II (NOMINEES FOR TERM TO EXPIRE AT THE ANNUAL MEETING IN 2008)

Verne G. Istock........................    Mr. Istock, 64, joined NBD Bank in 1963 and served as Vice
  Retired Chairman/President of Bank       Chairman and director of NBD Bank and its parent, NBD
  One Corporation. Director since 1997.    Bancorp, from 1985 until he was named Chairman and Chief
                                           Executive Officer in 1994. Upon the merger of NBD and
                                           First Chicago Corporation in December 1995, he was named
                                           President and Chief Executive Officer of First Chicago NBD
                                           Corporation and was elected Chairman in May 1996. Upon the merger of First Chicago NBD Corporation and Bank One
                                           Corporation in October 1998, he was named Chairman of the
                                           Board of Bank One Corporation, where he served in various
                                           executive positions until his retirement in September
                                           2000. Mr. Istock is a director of Kelly Services, Inc. and
                                           Rockwell Automation, Inc.

David L. Johnston......................    Professor Johnston, 63, has served as President and Vice
  President and Vice Chancellor of the     Chancellor of the University of Waterloo since July, 1999.
  University of Waterloo, Ontario,         Previously, he was Principal and Vice Chancellor of McGill
  Canada. Director since 2003.             University from 1979 through 1994, at which time he
                                           returned to teaching on McGill University's Faculty of
                                           Law. Professor Johnston began his professional career in
                                           1966 as an Assistant Professor in the Faculty of Law at
                                           Queen's University, following which, in 1968, he moved to
                                           the Law Faculty of the University of Toronto. In 1974, he
                                           was named Dean of the Faculty of Law at the University of
                                           Western Ontario. Professor Johnston serves as a director
                                           of Alcatel and CGI Group Inc.

J. Michael Losh........................    Mr. Losh, 58, was named the Interim Chief Financial
  Interim Chief Financial Officer of       Officer of Cardinal Health, Inc. in July 2004. He was the
  Cardinal Health, Inc., retired           Chairman of Metaldyne Corporation, a global manufacturer
  Chairman of Metaldyne Corporation and    of highly engineered metal components for the
  retired Chief Financial Officer and      transportation industry, from 2000 through 2002. Prior to
  Executive Vice President of General      joining Metaldyne, he worked for General Motors
  Motors Corporation. Director since       Corporation for 36 years, most recently as Chief Financial
  2003.                                    Officer and Executive Vice President. He is currently a
                                           director of Cardinal Health, Inc., AON Corporation, AMB
                                           Property Corporation, Metaldyne Corporation, H.B. Fuller
                                           Company, and TRW Automotive Inc.

      NAME, PRINCIPAL OCCUPATION                           AGE, BUSINESS EXPERIENCE,
  AND PERIOD OF SERVICE AS A DIRECTOR                 DIRECTORSHIPS AND OTHER INFORMATION
  -----------------------------------                 -----------------------------------
                      CLASS III (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2006)

Thomas G. Denomme......................    Mr. Denomme, 65, served as Vice Chairman and Chief
  Retired Vice Chairman and Chief          Administrative Officer of Chrysler Corporation from 1994
  Administrative Officer of Chrysler       until he retired in December 1997 and served as a director
  Corporation. Director since 1998.        of Chrysler Corporation since 1993. He joined Chrysler
                                           Corporation in 1980 and was elected Vice
                                           President -- Corporate Strategic Planning in 1981,
                                           Executive Vice President -- Corporate Staff Group in 1991,
                                           and Executive Vice President and Chief Administrative
                                           Officer in 1993. Previously, he held a number of positions at Ford Motor Company, including Director, Marketing
                                           Policy and Strategy Office and Director, Sales Operations
                                           Planning.

Richard A. Manoogian...................    Mr. Manoogian, 68, joined the Company in 1958, was elected
  Chairman of the Board and Chief          Vice President and a Director in 1964 and President in
  Executive Officer of the Company.        1968 and has served as Chairman and Chief Executive
  Director since 1964.                     Officer since 1985. He is a director of JPMorgan Chase &
                                           Co., Ford Motor Company and Metaldyne Corporation.

Mary Ann Van Lokeren...................    Ms. Van Lokeren, 57, joined Krey Distributing Company as
  Chairman and Chief Executive Officer     Secretary in 1978 and has served Krey Distributing Company
  of Krey Distributing Company, a          in her present positions since 1987. She also serves as a
  beverage distribution firm. Director     director of Commerce Bancshares, Inc., The Laclede Group,
  since 1997.                              Inc. and D&K Healthcare Resources, Inc.

                              CORPORATE GOVERNANCE

     Over the past several years, the Board of Directors has been engaged in an ongoing review of the Company's corporate governance principles and procedures. The Board added an independent director in 2004 and two independent directors in 2003. During 2003 the Board also implemented share ownership guidelines for directors, adopted New York Stock Exchange ("NYSE") governance standards well before the dates required, and approved the initiation of an internet-based ethics and legal compliance training program for employees and the installation of a toll-free employee hotline for reporting illegal or unethical conduct. The Board is committed to maintaining high standards of corporate governance for the Company.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, adopted categorical standards to assist it in making a determination of independence for Directors. These standards are attached to this Proxy Statement as Appendix A. The Board has made an affirmative determination that all of the Company's continuing non-employee Directors qualify under the independence requirements of applicable law and of the NYSE and the Company's categorical standards. The independent directors are Messrs. Archer, Denomme, Dow, Earley, Istock and Losh, Professor Johnston and Ms. Van Lokeren.

     Standing committees of the Board of Directors include the Audit Committee, the Organization and Compensation Committee and the Corporate Governance and Nominating Committee. Each member of these three committees qualifies under the independence requirements of applicable law, the NYSE rules and the Company's categorical standards. Each of these committees functions pursuant to written charters adopted by the Board. The full text of the charters for these three committees, the Corporate Governance Guidelines and the Code of Business Ethics are posted on the Company's website at www.masco.com and are available in print to stockholders upon request. Amendments to or waivers of the Code of Business Ethics, if any, will be posted on the Company's website in accordance with applicable requirements. The information on the Company's website is not a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission (the "SEC").

     During 2004, the Board of Directors held five meetings and each Director attended at least 75% of the Board meetings and applicable committee meetings that were held while each such person was a Director. Directors generally attend the Annual Meeting, and all Directors attended the 2004 Annual Meeting of Stockholders.

     The non-management Directors meet in executive session without management at each regularly scheduled meeting of the Board of Directors. The non-management Directors have selected Mr. Verne Istock to serve as the presiding Director for these executive sessions.

     Any interested party that wishes to communicate directly with the presiding Director or the non-management Directors as a group may send such communication to the following address: Presiding Director, Masco Board of Directors, Att:
Eugene A. Gargaro, Jr., Corporate Secretary, Masco Corporation, 21001 Van Born Road, Taylor, MI 48180. Stockholders may send communications to the Board of Directors at the following address: Masco Board of Directors, Att: Eugene A. Gargaro, Jr., Corporate Secretary, Masco Corporation, 21001 Van Born Road, Taylor, MI 48180.

     The AUDIT COMMITTEE of the Board of Directors, currently consisting of Messrs. Denomme, Dow, Earley, Istock and Losh, held eight meetings during 2004. The Audit Committee assists Board oversight of the integrity of the Company's financial statements, the effectiveness of the Company's internal control over financial reporting, the qualifications, independence and performance of the Company's independent public accountants, the performance of the Company's internal audit function, and compliance by the Company with legal and regulatory requirements, including employee compliance with the Company's Code of Business Ethics.

     In December, 2004 the Board of Directors approved a revised charter for the Audit Committee that incorporates minor amendments clarifying that the Audit Committee has sole authority to approve and pre-approve audit and non-audit services. The revised charter is attached to this Proxy Statement as Appendix B. The Board has determined that each member of the Audit Committee is financially literate, and that at least three members of the Committee, Messrs. Earley, Istock and Losh, qualify as "audit committee financial experts" as defined in
Item 401(h)(2) of Securities and Exchange Commission Regulation S-K. Although Mr. Losh serves on the audit committee of more than three publicly traded companies, the Board has determined that such simultaneous service does not impair his ability to serve on the Company's Audit Committee.

     Interested parties may send complaints relating to accounting, internal accounting controls or auditing matters to the Chairman of the Masco Audit Committee, Att: Eugene A. Gargaro, Jr., Corporate Secretary, Masco Corporation, 21001 Van Born Road, Taylor, MI 48180.

     The ORGANIZATION AND COMPENSATION COMMITTEE of the Board of Directors, currently consisting of Messrs. Dow and Istock, Professor Johnston and Ms. Van Lokeren, held six meetings during 2004. The Organization and Compensation Committee establishes and monitors executive compensation, evaluates the Company's management, administers and determines awards and options granted under the Company's stock incentive plan, and reviews the Company's succession planning process.

     The CORPORATE GOVERNANCE AND NOMINATING COMMITTEE of the Board of Directors, currently consisting of Messrs. Archer, Denomme, Earley and Istock, Professor Johnston and Ms. Van Lokeren, held five meetings during 2004. The Corporate Governance and Nominating Committee serves in an advisory capacity to the Board on the governance structure and conduct of the Board and has the responsibility for developing and recommending to the Board appropriate Corporate Governance Guidelines. In addition, the Committee identifies qualified individuals for nomination to the Board, recommends Directors for appointment to Board committees and evaluates current Directors for re-nomination to the Board or re-appointment to Board committees.

     The Committee periodically assesses Board composition, including whether any vacancies are expected on the Board due to retirement or otherwise. The Corporate Governance and Nominating Committee believes that Directors should possess exemplary personal and professional reputations, reflecting high ethical standards and values. The expertise and experience of Directors should provide a source of advice and guidance to the Company's management. A Director's judgment should demonstrate an inquisitive and independent perspective with acute intelligence and practical wisdom. Directors should be free of any significant business relationships which would result in a potential conflict in judgment between the interests of the Company and the interests of those with whom the Company does business. Each Director should be committed to serving on the Board for an extended period of time and to devoting sufficient time to carry out the Director's duties and responsibilities in an effective manner for the benefit of the Company's stockholders. The Committee also considers additional criteria adopted by the Board for director nominees and the independence, financial literacy and financial expertise standards required by applicable law and by the NYSE.

     The Committee uses a number of sources to identify and evaluate nominees for Directors, including referrals from current Directors. These candidates are evaluated at regular or special meetings of the Committee. Stockholders wishing to have the Committee consider a candidate should submit the candidate's name and pertinent background information to Eugene A. Gargaro, Jr., Corporate Secretary, Masco Corporation, 21001 Van Born Road, Taylor, MI 48180 in accordance with the procedures set forth in the Company's charter for a stockholder to nominate candidates for election as Directors and applicable SEC rules regarding shareholder proposals. For a summary of the Company's procedures, see "2006 Annual Meeting of Stockholders" below.

     Dennis W. Archer was recommended for consideration as a Director by non-management Directors.

COMPENSATION OF DIRECTORS

     In recognition of the increasing amount of time required to prepare for and attend Board of Directors' meetings, as well as the added responsibilities related to Board service, and after reviewing Director compensation offered by industrial peers and by other companies of comparable size, effective July 1, 2004, the Board of Directors increased the annual retainer for non-employee Directors from $50,000 to $80,000. This is the first increase in non-employee Directors' compensation since 1997. Commencing in 1997, one-half of the annual retainer has been paid in cash. In order to more closely align the compensation of non-employee Directors with long-term enhancement of stockholder value, the other half of the retainer has been paid by means of restricted stock granted under the 1997 Non-Employee Directors Stock Plan (the "Directors Stock Plan"). These grants of restricted stock vest in 20% equal annual installments over a five-year period.

     A new non-employee Director is given an initial grant of restricted stock valued at one-half of the Director's total retainer for the initial five years of service on the Board (subject to adjustment for partial years). After full vesting of the grants having five years' value, each non-employee Director thereafter receives an annual grant of restricted stock valued at one-half of the annual retainer.

     The Board has established stock ownership guidelines for non-employee Directors such that even after shares of restricted stock vest, such Directors must retain at least 50% of the shares received until the date of their termination from service as a Director. The vesting arrangements and stock retention requirement are intended to assure that non-employee Directors maintain a financial interest in the Company over an extended period of time.

     Each Director also receives $1,500 for every Board of Directors or committee meeting attended in person or by telephone. The Chair of the Audit Committee receives an additional $15,000 per year for chairing such committee, and the Chairs of the Organization and Compensation Committee and of the Corporate Governance and Nominating Committee receive an additional $7,500 per year for chairing such committees.

     The Directors Stock Plan also provides for the grant to each non-employee Director on the date of each Annual Meeting of Stockholders of a non-qualified option to purchase 8,000 shares of Company Common Stock at the then current market price. In addition, each new non-employee Director also receives a one-time stock option grant of 32,000 shares under the Company's 1991 Long Term Stock Incentive Plan (or its successor). All of these options become exercisable in equal annual installments on the first five anniversaries of the grant date. Each option has a ten-year term for exercise from the date of grant, except that options may generally be exercised for only a limited period of time upon death or following termination of service as a non-employee Director for any reason other than permanent and total disability or retirement on or after the Company's normal retirement age for directors. Upon termination of a Director's term for any reason other than death, permanent and total disability or following a change in control, the Company may require the participant to pay back to the Company any net gain realized upon the exercise of any installment of an option that became exercisable within two years prior to termination.

     The Directors Stock Plan provides that a participant is generally restricted from engaging in certain competitive activities while serving as a Director and for one year following termination of the participant's term as a Director. In the event of a breach of this noncompete agreement, the Company may require the participant to pay back to the Company any net gain realized from an award of restricted stock or upon the exercise of any portion of an option, but only to the extent the gain is realized from restrictions on the award lapsing or exercises occurring, as the case may be, on or after termination or within two years prior to such termination.

     Directors are eligible to participate in the Company's matching gifts program (which is generally available to Company employees) pursuant to which the Company will match gifts made to eligible educational and cultural institutions up to an aggregate of $10,000 per year for each participant. In addition, to facilitate Directors' attendance at Board and committee meetings, the Company may provide transportation on Company aircraft. A Director's spouse is permitted to accompany the Director on such trips if space is available. The Company has permitted, on an infrequent basis, a Director to use a Company aircraft for personal use. Directors are also eligible to participate in the Company's employee purchase program, which enables employees to purchase Company products for their personal use at discounted prices. The Company consults with former Directors from time to time and has followed a practice of paying $50,000 per year to former Directors who make themselves available for consulting for two years after ending their service on the Board.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     Set forth below is information concerning beneficial ownership of Company Common Stock as of March 15, 2005 by (i) each of the Directors, (ii) each of the executive officers named in the "Summary Compensation Table," (iii) all Directors and executive officers of the Company as a group, and (iv) all persons known by the Company to be the beneficial owners of five percent or more of Company Common Stock. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                               SHARES OF     PERCENTAGE OF
                                                              COMMON STOCK   VOTING POWER
                                                              BENEFICIALLY   BENEFICIALLY
NAME                                                            OWNED(1)         OWNED
----                                                          ------------   -------------
Dennis W. Archer............................................        4,600           *
Alan H. Barry...............................................      562,470           *
Thomas G. Denomme...........................................       54,830           *
Peter A. Dow................................................       58,320           *
Anthony F. Earley, Jr.(2)...................................       38,920           *
Verne G. Istock.............................................       85,560           *
David L. Johnston...........................................       12,400           *
John R. Leekley.............................................      720,809           *
J. Michael Losh.............................................       15,400           *
Wayne B. Lyon(3)............................................      141,993           *
Richard A. Manoogian(3).....................................   11,293,789         2.6
Robert B. Rosowski..........................................      404,897           *
Mary Ann Van Lokeren........................................       82,060           *
Timothy Wadhams.............................................      258,428           *
All 17 Directors and executive officers of the Company as a
  group(2)(3)...............................................   15,001,272         3.4
UBS AG(4)
  Bahnhofstrasse 45
  PO Box CH-8021
  Zurich, Switzerland.......................................   30,042,090         6.7%

---------------

 *  Less than one percent

(1) Includes unvested restricted stock award shares held under the Company's stock incentive plans (4,600 shares for Mr. Archer; 250,765 shares for Mr. Barry; 3,668 shares for Mr. Denomme; 1,570 shares for each of Messrs. Dow and Earley; 2,324 shares for each of Messrs. Istock and Lyon and Ms. Van Lokeren; 3,155 shares for each of Professor Johnston and Mr. Losh; 132,044 shares for Mr. Leekley; 940,290 shares for Mr. Manoogian; 56,565 shares for Mr. Rosowski; 118,395 shares for Mr. Wadhams; and 1,694,186 shares for all Directors and executive officers of the Company as a group) and shares which may be acquired before May 15, 2005 upon exercise of stock options issued under the Company's stock incentive plans (251,101 shares for Mr. Barry; 28,800 shares for Mr. Denomme; 32,000 shares for each of Messrs. Dow and Earley; 68,800 shares for each of Messrs. Istock and Lyon and Ms. Van Lokeren; 8,000 for each of Messrs. Johnston and Losh; 520,046 shares for Mr. Leekley; 4,053,111 shares for Mr. Manoogian; 280,400 shares for Mr. Rosowski; 109,359 shares for Mr. Wadhams; and 6,136,953 shares for all Directors and executive officers of the Company as a group). Holders have sole voting but no investment power over unvested restricted shares and exercise neither voting nor investment power over unexercised option shares.

(2) Includes 1,000 shares held in a trust for the benefit of Mr. Earley for which Mr. Earley's wife serves as trustee.

(3) Shares owned by Mr. Manoogian and by all Directors and executive officers of the Company as a group include in each case an aggregate of 1,968,100 shares owned by charitable foundations for which Mr. Manoogian serves as a director and 3,000 shares held by trusts for which he serves as a trustee. Shares owned by Mr. Lyon and by all Directors and executive officers of the Company as a group include in each case 15,000 shares owned by a charitable foundation for which Mr. Lyon serves as a Director. Shares owned by all Directors and executive officers of the Company as a group include 337,695 shares held by trusts for which an executive officer serves as a trustee. The directors of the foundations and the trustees share voting and investment power with respect to shares owned by the foundations and trusts, but Messrs. Manoogian and Lyon and the executive officer who serves as a trustee for certain trusts each disclaim beneficial ownership of such shares.

(4) Based on a Schedule 13G dated February 14, 2005 and filed with the SEC, UBS AG and its affiliates beneficially owned directly and indirectly 30,042,090 shares of Company Common Stock (or 6.7%) as of December 31, 2004.

     Mr. Manoogian may be deemed a controlling person of the Company by reason of his significant ownership of Company Common Stock and his positions as a Director and an executive officer of the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the integrity of the Company's financial statements, the effectiveness of the Company's internal control over financial reporting, the qualifications, independence and performance of the Company's independent accountants, the performance of the Company's internal audit function, and compliance by the Company with legal and regulatory requirements and by employees and officers with the Company's Code of Business Ethics. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal control over financial reporting. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2004, including a discussion of the quality and the acceptability of the Company's financial reporting and controls and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies.

     The Audit Committee obtained from the Company's independent accountants, PricewaterhouseCoopers LLP, the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants' independence. The Audit Committee considered and determined that such accountants' provision of non-audit services to the Company is compatible with maintaining the accountants' independence. The Committee reviewed various matters with the accountants, who are responsible for expressing an opinion on the Company's financial statements as of and for the year ended December 31, 2004, for expressing an opinion on the Company's internal control over financial reporting and for attesting to management's report on internal control over financial reporting, based on their audit. The Committee met with the accountants, with and without management present, and discussed the matters required to be discussed by Statement on Auditing Standards No. 61 as amended, "Communication with Audit Committees", including their judgment as to the quality and the acceptability of the Company's financial reporting, internal control over financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee also discussed with the accountants various control deficiencies including the material weakness identified in the Company's internal control over financial reporting and the remediation steps management has taken and proposes to take to address them.

     Based on the above-mentioned reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's financial statements as of and for the year ended December 31, 2004 be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to stockholder approval, PricewaterhouseCoopers LLP as the Company's independent accountants.

                                          Thomas G. Denomme, Chairman
                                          Peter A. Dow
                                          Anthony F. Earley, Jr.
                                          Verne G. Istock
                                          J. Michael Losh

               ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

     The Organization and Compensation Committee is responsible for overseeing the Company's executive compensation programs in order to ensure the attraction and retention of talented senior corporate executives, to motivate their performance in the achievement of the Company's business objectives, and to align their interests with the long-term interests of the Company's stockholders.

     A critical objective is to assure that the compensation for the Company's executive officers is competitive with the compensation offered by a peer group of companies. The peer group generally reflects the Company's revenue size and includes publicly traded companies with which the Company believes it competes for executive talent. The peer companies are generally comprised of traditional competitors, industrial peers, key home improvement retailers and major homebuilders. Accordingly, current market practices and trends are considered in evaluating and establishing compensation arrangements for the Company's executive officers. Each major component of compensation is compared with the peer group to assure overall competitiveness. Although the Committee reviews peer group information for guidance, it does not exclusively target executive compensation to specific compensation levels at other companies. The Company's results, relative to the results of the peers, are considered when assessing competitive pay levels. Also, compensation arrangements may vary in individual cases based on subjective factors such as an individual's responsibilities and contribution to the performance of the Company. The Committee uses a variety of resources, including publicly available data and published compensation surveys, in order to establish compensation levels in a highly competitive environment for executive leadership. In addition, the Committee has retained Hewitt Associates, an executive compensation consulting firm, to provide independent advice on executive compensation matters.

     Compensation arrangements for executive officers generally consist of a combination of fixed base salary and performance-based annual cash bonus and long-term incentives utilizing Company Common Stock. The Company's compensation strategy has increasingly linked compensation to Company performance. The Committee believes that this strategy more closely aligns executive officers' interests with the long-term interests of stockholders, while maintaining the Company's ability to attract, retain and motivate the highest quality executive management team. In part, the Company has been implementing this strategy by freezing base salaries for 2003 and 2004 while increasing the portion of total compensation that is variable and contingent on Company performance. Executive officers also participate in various retirement and other benefit arrangements. The various components of compensation are discussed in more detail below.

     In 2004, the Committee reviewed total compensation for the Company's Chief Executive Officer, the four other named executive officers and other executives. Total compensation includes base salary, annual cash bonus, long-term incentive compensation (including accumulated realized and unrealized stock option and restricted stock gains), the cost to the Company of the foregoing and perquisites and other benefits, and the annual cost and projected payout obligations under the Company's Supplemental Executive Retirement Plan. The Committee also specifically considered that the Company does not maintain employment contracts with, or any voluntary non-qualified deferred compensation plans for, such individuals. Also, currently no executive officers have change in control severance agreements entitling them to salary, bonus, or new equity grants following termination of employment, although vesting and payment of benefits under certain of the compensation arrangements will occur or be accelerated in the event of a change in control. Furthermore, when the Committee considers any component of the Chief Executive Officer's and other named officers' compensation, total compensation (as defined above) is taken into consideration in the Committee's decisions.

CASH COMPENSATION

     Annual cash compensation consists of salary and bonus. Through 2002, base salaries for executive officers historically had been adjusted annually if warranted by economic conditions and by Company and individual performance. Base salaries for executive officers were generally frozen for 2003 and 2004 (except in the case of promotions or where salaries were below the market competitive level), as part of the strategy of increasing variable performance-based compensation opportunities as a percentage of total compensation.

     The method for granting annual cash bonuses was revised beginning with 2002 and is reflected in the 2002 Annual Incentive Compensation Plan. Under the revised program, bonuses are directly tied to Company performance by linking executive officers' annual cash bonus opportunity to earnings per share targets. The Committee believes that placing more bonus compensation at risk further aligns compensation with stockholders' interests. Potential payouts generally range from 0% to 100% of an executive officer's base salary based on a graduated schedule established annually by the Committee. Under this schedule, the bonus opportunity increases as a percentage of salary as earnings per share increase. In 2003, the Committee increased the potential target payouts under the schedule for the Company's Chief Executive Officer to 200% of base salary and for the President to 160% of base salary in order to make their compensation levels more competitive with the opportunities for the most senior executives in the Company's peer group. Based on the Company's strong performance, which significantly exceeded the maximum earnings per share goal, for 2004 the executive officers, including Mr. Manoogian, received cash bonuses at 100% of the target bonus opportunity. Had the Company's performance not been as strong, executive officers would have received lower bonuses, or no bonuses if performance fell below the minimum earnings per share threshold. In order to receive the maximum bonuses for 2005, the Company's performance must significantly exceed its performance for 2004. This program will be incorporated into the 2005 Long Term Stock Incentive Plan that is being submitted for stockholder approval at this meeting.

STOCK-BASED COMPENSATION

     Company Common Stock is a major part of long-term compensation for key employees because of its inherent alignment with the interests of stockholders. Over 2,000 of the Company's employees participate in the Company's long-term incentive restricted stock award and stock option programs. The Committee's long-term philosophy is reflected in the fact that full realization of the value of stock incentives is generally subject to long-term vesting schedules. The two principal components of the Company's stock-based compensation are annual grants of restricted stock and non-qualified stock options.

     Restricted stock awards and stock options have been granted under the Masco Corporation 1991 Long Term Stock Incentive Plan (the "1991 Plan") and, subject to stockholder approval, will be granted under the 2005 Long Term Stock Incentive Plan. (Collectively, these two plans are referred to as the "Long Term Incentive Plan.") These grants focus the participants on long-term enhancement in stockholder value and also have the objective of retaining key employees. The Committee believes that the level of restricted stock awards and stock option grants should be sufficient in size and potential value to provide further alignment of the recipient's and stockholders' interests, and to reinforce the individual's commitment to the Company.

     Restricted stock awards granted under the Long Term Incentive Plan generally vest in ten percent annual installments over a period of ten years from the date of grant. In general, vesting is contingent on continued employment with the Company. The Long Term Incentive Plan provides, however, that shares continue to vest upon retirement on or after normal retirement age, and that all shares vest immediately upon death, permanent and total disability or the occurrence of certain events constituting a change in control of the Company. Further, the Committee recently adjusted the vesting schedule so that outstanding awards for 2004 and prior years and all future awards held by or made to participants age 66 or older will vest in not more than five annual installments, except that at Mr. Manoogian's request, his outstanding awards will continue to vest on their original longer-term schedule. It is the Company's current practice to include a noncompetition agreement for a one-year period following termination of employment in all restricted stock awards granted under the Long Term Incentive Plan.

     The Company has historically purchased shares of Company Common Stock in the open market sufficient to provide for all restricted stock awards to avoid any common share dilution resulting from these awards. The Company believes that the extended vesting of stock awards with the opportunity for substantial stock price appreciation promotes retention, and also spreads compensation expense over a longer term, which generally has resulted in a significant reduction in the Company's after-tax cost of this stock-related compensation.

     In 2002, the Company also revised its annual restricted stock award program for key employees (including executive officers) to more closely link the value of stock grants to Company performance. This program is now reflected in the 2004 Restricted Stock Award Program approved by stockholders last year and will be incorporated into the 2005 Long Term Incentive Plan that is being submitted for stockholder approval at this meeting. As noted above, base salaries for 2003 and 2004 were frozen as part of the strategy of increasing the portion of total compensation that is variable. The Committee has also introduced improvement in return on invested capital as a factor in determining the size of annual grants of restricted stock, which have extended ten-year vesting. A graduated grant schedule is approved annually based on earnings per share similar to the methodology used for annual cash bonuses. Under the schedule, the Committee has established the annual stock award opportunity level for executive officers at up to approximately 200% of base salary. The Committee believes that this opportunity level is competitive with the opportunity level for key executives in the Company's peer group. After the Committee determines the level of the annual stock grants attained based on the year's earnings per share performance, the Committee then evaluates improvement in return on invested capital and may reduce the level of grants that are awarded. Based on the Company's strong performance, which significantly exceeded the maximum earnings per share goal, for 2004 Mr. Manoogian received a grant of restricted stock valued at approximately 200% of base salary and other named executive officers received awards valued between 100% and 160% of their base salaries. In order to receive the maximum grants for 2005, the Company's performance must significantly exceed its performance for 2004.

     Stock options also reflect the Committee's focus on long-term, equity-based compensation that is aligned with the interests of stockholders. In 2003, the Committee approved guidelines for granting stock options (including grants to executive officers) under which annual option grants are made utilizing a multiple of base salary. In accordance with these guidelines, in July 2004 the Committee granted options to approximately 600 key employees (including all executive officers and Mr. Manoogian) as part of the Committee's strategy to utilize options as an important component of the Company's long-term compensation for key employees. The annual number of options granted has averaged approximately 1% of shares outstanding over the past five years, which is less than the average number of options granted by companies in the peer group and the Standard & Poor's 500 Index. During this same period, the Company's options outstanding as a percentage of total shares outstanding has also been less than the comparable percentage for companies in the peer group and the Standard & Poor's 500 Index.

     Options are granted at fair market value on the date of grant, and therefore option holders only benefit from subsequent stock price appreciation. Beginning with options granted in February 2000, the Company changed the option terms to shorten the option vesting period so that subsequent option grants become exercisable in 20 percent installments on the first five anniversaries of the grant date. At the same time that the Company made this change, which is favorable to participants, the Company introduced into the option terms a noncompetition agreement for a one-year period following termination of employment. Also under the new option terms, upon termination of employment the recipient may be required to pay back to the Company the net gain realized upon the exercise of any installment of the option that became exercisable within two years prior to the termination, except in certain circumstances (including normal retirement, death or disability). An additional payback provision may also be triggered upon breach of the noncompetition agreement.

     The Long Term Incentive Plan permits the Committee to accept the surrender of an exercisable stock option and to authorize payment by the Company of an amount equal to the difference between the option exercise price of stock and its then fair market value. In addition, recipients of outstanding stock options are eligible to receive restoration options. A restoration option is granted when a participant exercises a stock option and pays the exercise price by delivering shares of Company Common Stock or attests to the ownership of such shares. The restoration option is equal to the number of shares delivered or attested to by the participant and does not increase the number of shares covered by the original stock option. The exercise price is 100 percent of the fair market value of Company Common Stock on the date the restoration option is granted so that the participant benefits only from subsequent increases in the Company's stock price. The 2005

Long Term Incentive Plan being proposed for stockholder approval at this meeting does not permit the granting of restoration options, other than restoration options resulting from options granted under the 1991 Plan.

     The cost related to restricted stock awards and options is fixed at the time of grant. This expense is generally amortized for financial reporting purposes over the applicable vesting period. Because the Company's tax deduction is based on the fair market value of the stock at the time stock awards vest or options are exercised, the after-tax cost of these programs can be favorable to the Company due to the increased tax deduction that will result from any future appreciation of Company common stock above the fixed cost after the time of grant.

     The 1991 Plan also provides that, upon the occurrence of certain events constituting a change in control of the Company, all stock options previously granted immediately become fully exercisable and all restricted stock awards immediately vest. Generally, if a participant incurs an excise tax under Section 4999 of the Internal Revenue Code of 1986 in connection with a payment or distribution following such a change in control, the Long Term Incentive Plan provides that the participant will receive additional payments to make the participant whole for such excise tax.

OTHER COMPENSATION CONSIDERATIONS

     The Company maintains qualified defined benefit and defined contribution retirement plans for most salaried employees. The Company also maintains companion non-qualified plans in order to restore benefits for all employees whose benefits under qualified plans are otherwise limited by the Internal Revenue Code. All of the executive officers participate in these plans. In addition, in order to be competitive, the Company has established a Supplemental Executive Retirement Plan that provides supplemental retirement and certain other benefits to certain officers and other key employees of the Company, including the executive officers named in the "Summary Compensation Table."

     In 2000, the Committee implemented an Executive Stock Purchase Program (the "Program"). This voluntary Program was made available worldwide to key members of the Company's management. Approximately 300 employees participated in the Program and invested approximately $156 million in Company Common Stock. This Program, which terminates in 2005, represented a major financial commitment on the part of its participants, thus further aligning the interests of the Company's key management with the interests of stockholders.

     In order to formalize the Board's policy of encouraging stock ownership by executive officers and to require executive officers to remain at risk by maintaining a substantial interest in Company Common Stock, the Board has established stock ownership guidelines for executive officers. The guidelines require the Chief Executive Officer to own stock with a value of at least five times base salary; the President to own stock with a value of at least four times base salary; Senior Vice Presidents to own stock with a value of at least three times base salary; and all other executive officers to own stock with a value of at least two times base salary. Executive officers are required to achieve the share ownership (including restricted stock awards) necessary to meet the guidelines within three years of becoming subject to the guidelines.

     Section 162(m) of the Internal Revenue Code limits deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and to each of the other four highest paid executive officers unless this compensation qualifies as "performance-based." Stock options granted under the Long Term Incentive Plan, annual cash bonuses paid under the 2002 Annual Incentive Compensation Plan and annual long-term incentive restricted stock awards under the 2004 Restricted Stock Award Program all qualify as performance-based under Section 162(m) and are therefore fully deductible by the Company. The Committee, however, continues to believe that it is in the Company's interest to retain flexibility in its compensation programs, and consequently in some circumstances has paid and may continue to pay compensation that exceeds the limitation of Section 162(m).

CONCLUSION

     To create long-term stockholder value, it is critical to attract, retain and motivate key executive talent. Maintaining a competitive, performance-driven compensation program, with strong emphasis on long-term incentives, aligns executive management's interests with those of stockholders. The Organization and Compensation Committee believes that the Company's executive compensation programs meet these objectives.

                                          Peter A. Dow, Chairman
                                          Verne G. Istock
                                          David L. Johnston
                                          Mary Ann Van Lokeren

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and the other four highest paid executive officers (collectively, the "named executive officers") for 2004, 2003 and 2002.

                                                                      LONG-TERM
                                                                 COMPENSATION AWARDS
                                                               -----------------------
                                 ANNUAL COMPENSATION(1)        RESTRICTED   SECURITIES
                             -------------------------------     STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR      SALARY      BONUS(2)    AWARDS(2)     OPTIONS     COMPENSATION(3)
---------------------------  ----    ----------   ----------   ----------   ----------   ---------------
Richard A. Manoogian......   2004    $1,500,000   $3,000,000   $3,002,000    771,940(4)     $105,000
  Chairman of the            2003     1,500,000    2,400,000    1,218,000    480,000         105,000
  Board and Chief            2002     1,350,000    1,680,000      718,000    742,858(4)       95,000
  Executive Officer
Alan H. Barry(5)..........   2004    $  950,000   $1,520,000   $1,520,000    270,030(4)     $ 67,000
  President and Chief        2003       815,000    1,216,000    4,248,000    530,000          57,000
  Operating Officer
John R. Leekley...........   2004    $  710,000   $  710,000   $  912,000     85,000        $ 50,000
  Senior Vice President      2003       710,000      568,000      806,000     85,000          50,000
  and General Counsel        2002       688,000      568,000      340,000    182,846(4)       48,000
Timothy Wadhams...........   2004    $  620,000   $  620,000   $  836,000    148,959(4)     $ 43,000
  Senior Vice President and  2003       620,000      496,000      992,000     75,000          43,000
  Chief Financial Officer    2002       577,000      496,000      297,000     72,000          40,000
Robert B. Rosowski........   2004    $  400,000   $  410,000   $  403,000     48,000        $ 28,000
  Vice President and         2003       400,000      320,000      344,000     48,000          28,000
  Treasurer                  2002       390,000      320,000      191,000     47,000          27,000

---------------

(1) Salary information is disclosed in the table on a calendar year basis. Annual salary increases, when granted, are normally effective in July. Regular annual salary levels were frozen for 2003 and 2004, but the changes from 2002 to 2003 reflected in the table are a result of increases implemented in July 2002 that were effective for only part of 2002 but all of 2003. Officers may receive certain perquisites and personal benefits, the dollar amounts of which are below current SEC thresholds for reporting requirements. Beginning in 2002, the Organization and Compensation Committee revised the annual cash bonus program for executive officers in order to directly link annual cash bonuses to earnings per share targets. The performance of the Company in 2004 resulted in bonuses being earned for that year that were larger than the bonuses earned in 2003. See the "Organization and Compensation Committee Report on Executive Compensation" for information concerning the salary freeze for executive officers and additional detail regarding cash bonuses.

(2) The Restricted Stock Award column sets forth the dollar value, as of the date of grant, of long-term incentive restricted stock awards. Although the full grant date value of these awards is shown in the table, the named executive officers only realize the value of the long-term incentive restricted stock awards over an extended period of time because the awards generally vest over ten years from the date of grant with ten percent of each award vesting annually and with vesting generally contingent on a continuing employment relationship with or normal retirement from the Company. Regardless of the year in which such awards are granted or annual cash bonuses are paid, these long-term incentive restricted stock awards and cash bonus amounts are reported to correspond to the performance year that is used to determine the amount of such awards and bonuses. The following awards to the named executive officers were granted as part of the Company's annual long-term incentive compensation program based on Company performance in 2004, and are reflected in 2004 data in the above table: Mr. Manoogian -- 79,000 shares; Mr. Barry -- 40,000 shares; Mr. Leekley -- 24,000 shares; Mr. Wadhams -- 22,000 shares; and Mr. Rosowski -- 10,600 shares. Long-term incentive restricted stock award data for 2003 for certain executive officers does not correspond to data reported in the Company's 2004 proxy statement due to subsequent grants made to such officers for superior performance in 2003. As of December 31, 2004, the aggregate numbers and market values of unvested restricted shares of Company Common Stock held by each of the named executive officers under all vesting arrangements were:
    Mr. Manoogian -- 913,376 shares valued at $33,366,000; Mr. Barry -- 222,964 shares valued at $8,145,000; Mr. Leekley -- 125,062 shares valued at $4,569,000; Mr. Wadhams -- 109,101 shares valued at $3,985,000; and Mr.
    Rosowski -- 53,909 shares valued at $1,969,000. Recipients of restricted stock awards receive dividends on unvested shares.

(3) This column sets forth Company contributions and allocations under the Company's defined contribution retirement plans for the accounts of the named executive officers.

(4) Includes restoration options granted upon the exercise of previously held stock options. As described in more detail under "Organization and Compensation Committee Report on Executive Compensation," a restoration option does not increase the number of shares covered by the original option or extend the term of the original option.

(5) Mr. Barry became an executive officer in April, 2003. Consequently, the information in the table does not set forth information for 2002, but information for 2003 includes compensation data for the entire year.

OPTION GRANT TABLE

     The following table sets forth information concerning options granted to the named executive officers in 2004. In accordance with Securities and Exchange Commission regulations, the Black-Scholes option pricing model was used to estimate the grant date present value of the options set forth in this table. Actual gains, if any, on stock option exercises and Company Common Stock holdings will depend on overall market conditions and the future performance of the Company and its Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

                                               INDIVIDUAL GRANTS(1)
                                  -----------------------------------------------
                                  NUMBER OF    % OF TOTAL
                                  SECURITIES    OPTIONS
                                  UNDERLYING   GRANTED TO                           GRANT DATE
                                   OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION    PRESENT
NAME                               GRANTED      IN 2004      PRICE        DATE        VALUE
----                              ----------   ----------   --------   ----------   ----------
Richard A. Manoogian............   480,000        8.51%      $30.00      7/29/14    $5,289,600(2)
                                   160,362(3)     2.84%       36.48      5/21/07    $1,523,440(4)
                                   131,578(3)     2.33%       36.48      5/22/06    $1,249,990(4)
Alan H. Barry...................   230,000        4.08%       30.00      7/29/14    $2,534,600(2)
                                    11,795(3)      .21%       36.36      5/13/13    $  111,700(4)
                                    28,235(3)      .50%       34.00      5/22/06    $  250,160(4)
John R. Leekley.................    85,000        1.51%       30.00      7/29/14    $  936,700(2)
Timothy Wadhams.................    75,000        1.33%       30.00      7/29/14    $  826,500(2)
                                    30,000         .53%       26.50      1/14/14    $  291,900(2)
                                     8,229(3)      .15%       34.12     12/10/12    $   73,160(4)
                                    35,730(3)      .63%       34.12      1/14/11    $  317,640(4)
Robert B. Rosowski..............    48,000         .85%       30.00      7/29/14    $  528,960(2)

---------------

(1) For a description of additional terms of these options, see "Organization and Compensation Committee Report on Executive Compensation."

(2) The following assumptions were made in calculating the grant date present value of these options: volatility of 37.0%, dividend yield of 2.13%, risk free rate of return of 4.43% based on a U.S. Treasury Strip with a maturity date equal to the expected term of the options and an expected option life of 7 years.

(3) These options are restoration options. The number of shares underlying restoration options is equal to the number of shares delivered to exercise the original option. The exercise price of a restoration option is equal to the market value of Company Common Stock on the date the original option was exercised. As described in more detail under "Organization and Compensation Committee Report on Executive Compensation," a restoration option does not increase the number of shares covered by the original option or extend the term of the original option.

(4) The following assumptions were made in calculating the grant date present value of these options: volatility of 37.0%, dividend yield of 2.13%, risk free rate of return of 4.43% based on a U.S. Treasury Strip with a maturity date equal to the expected term of the options and an expected option life of 3 years.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during 2004 by each named executive officer and the value at December 31, 2004 of unexercised options held by such individuals. At December 31, 2004, when the closing price of Company Common Stock was $36.53 per share, the value of unexercised options reflects an increase in market value of Company Common Stock from the grant date (May 22, 1996 to December 22, 2004, with grant date market prices ranging from $16 to $36.48). The value actually realized upon future option exercises by the named executive officers will depend on the value of Company Common Stock at the time of exercise.

    AGGREGATED OPTION EXERCISES IN 2004, AND DECEMBER 31, 2004 OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                                   DECEMBER 31, 2004             DECEMBER 31, 2004
                           SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                         ON EXERCISE     VALUE REALIZED   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
----                       ---------------   --------------   -------------   -----------   -------------   -----------
Richard A. Manoogian.....      600,000        $11,238,000       2,731,940      3,985,111     $31,343,000    $42,366,000
Alan H. Barry............      209,400        $ 3,358,000         788,230        144,866     $ 8,084,000    $ 1,234,000
John R. Leekley..........            0        $         0         315,600        491,246     $ 3,931,000    $ 7,853,000
Timothy Wadhams..........      104,400        $ 1,420,000         312,159         29,400     $ 3,121,000    $   381,000
Robert B. Rosowski.......            0        $         0         161,000        264,000     $ 1,927,000    $ 4,753,000

PENSION PLANS

     The executive officers participate in pension plans maintained by the Company for certain of its salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.

                               PENSION PLAN TABLE

                                              YEARS OF SERVICE(1)
                        ---------------------------------------------------------------
REMUNERATION(2)            5          10         15         20         25         30
---------------         --------   --------   --------   --------   --------   --------
$  200,000............  $ 11,290   $ 22,580   $ 33,870   $ 45,161   $ 56,451   $ 67,741
   400,000............    22,580     45,161     67,741     90,321    112,902    135,482
   600,000............    33,870     67,741    101,611    135,482    169,352    203,223
   800,000............    45,160     90,321    135,482    180,643    225,803    270,964
 1,000,000............    56,451    112,902    169,352    225,803    282,254    338,705
 1,200,000............    67,741    135,482    203,223    270,964    338,705    406,446
 1,300,000............    73,386    146,772    220,158    293,544    366,930    440,316
 1,500,000............    84,676    169,352    254,029    338,705    423,381    508,057
 2,000,000............   112,902    225,803    338,705    451,606    564,508    677,409

---------------

(1) The plans provide for credit for employment with any of the Company, its subsidiaries or certain prior Company affiliates and their subsidiaries. Vesting occurs after five full years of employment. The benefit amounts set forth in the table above are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a prior affiliate's plan. The table does not reflect Internal Revenue Code limitations on tax-qualified plans because one of the Company's plans is a non-qualified plan established to restore for certain salaried employees (including the named executive officers) benefits that are otherwise limited by the Code. For each year of credited service prior to July 1, 1971 there is an additional annual benefit equal to 0.2 percent of final average earnings in excess of $9,000. Approximate years of credited service for the named executive officers participating in the plans are: Messrs. Manoogian and Rosowski -- 30 (the maximum credited service); Mr. Barry -- 21; Mr.
    Leekley -- 29 and Mr. Wadhams -- 28.

(2) For purposes of determining benefits payable, remuneration in general is equal to the average of the highest five consecutive January 1 annual base salary rates paid by the Company prior to retirement.

     Under the Company's Supplemental Executive Retirement Plan, certain officers and other key employees of the Company, including the executive officers named in the "Summary Compensation Table," may receive retirement benefits in addition to those provided under the Company's other retirement plans. Each participant is to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from the Company's other retirement plans (and, for most participants, any retirement benefits payable by reason of employment by prior employers) equals up to 60% of the average of the participant's highest three years' cash compensation received from the Company (base salary and regular year-end cash bonus, not in excess of 60% of that year's bonus opportunity). Generally, participants who terminate from the Company with more than five years' service before age 65 become entitled to receive a benefit adjusted by an age-and-service vesting schedule that provides for no more than 50% vesting upon attainment of age 50 and 100% vesting no earlier than age 60. Such vested benefit is not payable until age 65 and is subject to offset for amounts earned from prior or future employers. A disability benefit is payable to a participant who has been employed at least two years and becomes disabled. A surviving spouse will receive reduced benefits upon the participant's death, including a death while in service. A participant and his or her surviving spouse may also receive supplemental medical benefits, and a prior employer's medical benefits have been guaranteed for one of the named executive officers. The plan is unfunded, except that accelerated payment on a present value basis is mandatory following a change in control of the Company. The named executive officers participate in this plan, and each is eligible for a 60% benefit at age 65.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on Company Common Stock with the cumulative total return of (i) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), (ii) the Standard & Poor's Building Products Index ("S&P Building Products Index"), (iii) the Standard & Poor's Industrials Index ("S&P Industrials Index"), and (iv) the Standard & Poor's Consumer Durables & Apparel Index ("S&P Consumer Durables Index"), for the period from January 1, 2000 through December 31, 2004, when the closing price of Company Common Stock was $36.53 per share (on March 15, 2005 the closing price was $33.31 per share). The Company is a member of the S&P Industrials Index, and the S&P Consumer Durables Index, which includes a number of companies that manufacture products for the home. Since the Company is one of only two companies included in the S&P Building Products Index, the Company believes that comparison to the S&P Industrials Index and the S&P Consumer Durables Index is more appropriate. The graph assumes investments of $100 on December 31, 1999 in Company Common Stock and in each of these four indices and the reinvestment of dividends.

                           [MASCO PERFORMANCE GRAPH]

     The table below sets forth the value, as of December 31 of each of the years indicated, of a $100 investment made on December 31, 1999 in each of Company Common Stock, the S&P 500 Index, the S&P Building Products Index, the S&P Industrials Index and the S&P Consumer Durables Index, and the reinvestment of dividends.

----------------------------------------------------------------------------------------------------------------
                                       1999         2000         2001         2002         2003         2004
----------------------------------------------------------------------------------------------------------------
 Masco Corporation                   $100.00      $103.16      $100.50      $ 88.59      $117.79      $159.82
 S&P 500 Index                       $100.00      $ 90.97      $ 80.19      $ 62.57      $ 80.32      $ 88.94
 S&P Building Products Index         $100.00      $ 92.57      $ 89.56      $ 82.44      $112.09      $146.74
 S&P Industrials Index               $100.00      $105.80      $ 99.72      $ 73.59      $ 96.98      $114.27
 S&P Consumer Durables Index         $100.00      $ 89.47      $102.14      $101.79      $126.88      $156.80

               ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Organization and Compensation Committee of the Board of Directors currently consists of Peter A. Dow, Verne G. Istock, David L. Johnston and Mary Ann Van Lokeren. None of these individuals is or was a current or former officer or employee of the Company or any of its subsidiaries. During 2004, no executive officer of the Company served as a director or as a member of a compensation committee of any company of which any of the members of the Company's Organization and Compensation Committee are executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

METALDYNE CORPORATION

     In November 2000, the Company reduced its common equity ownership in Metaldyne Corporation (formerly MascoTech, Inc.) ("Metaldyne") through a recapitalization merger with an affiliate of Heartland Industrial Partners, L.P. The Company currently holds approximately 6% of the common equity of Metaldyne. The Company has also invested approximately $46.5 million in the Heartland Industrial Partners, L.P. private equity fund, which represents less than 5% of the fund. The Company, Richard Manoogian (who owns approximately 2% of Metaldyne common stock), a charitable foundation for which Mr. Manoogian serves as a director and officer (which owns approximately 1.6% of such stock), and certain other stockholders (including Heartland Industrial Partners) who in the aggregate own over 90% of Metaldyne common stock, are parties to a Shareholders Agreement regarding their ownership of such stock. The Shareholders Agreement governs the election of directors, the transferability of stock, access to information and registration rights, among other things. Mr. Manoogian remains a director of Metaldyne.

     The Company also holds 361,001 shares of preferred stock of Metaldyne with a liquidation value of $100 per share. During 2004 these preferred shares accrued dividends at the rate of 15% per annum, totaling approximately $8.3 million. In November 2004, after consultation with certain independent Company Directors, the Company purchased from Metaldyne shares of TriMas Corporation common stock representing approximately 4.6% of the outstanding shares for approximately $21.25 million in cash. The purchase price was negotiated based on projected valuation in connection with a prospective public offering and after considering the price paid by the Company for its initial investment. As a result of this transaction, the Company now owns approximately 10.9% of the outstanding shares of TriMas Corporation. Heartland Industrial Partners, L.P. and Metaldyne are also stockholders of TriMas.

     Under a 1984 Assumption and Indemnification Agreement, Metaldyne assumed and agreed to indemnify the Company against all of the liabilities and obligations of the businesses then transferred to Metaldyne by the Company, including claims resulting from circumstances that existed prior to the transfer, but excluding specified liabilities. The Company agreed to indemnify a subsidiary of Metaldyne against certain liabilities of businesses acquired by that subsidiary from the Company in 1990. Since August 2000, the Company has reimbursed Metaldyne for certain litigation and settlement costs of approximately $2.3 million and advanced $1.275 million in connection with the settlement of this matter while the Company sought recovery from insurance proceeds. In early 2004, the Company settled the claims in this litigation and received back an aggregate of approximately $2.75 million. During 2004 the Company also agreed to settle a number of outstanding matters, including the $1.5 million of charges to Metaldyne that accrued in connection with management services that the Company had provided or made available in prior years.

OTHER RELATED PARTY TRANSACTIONS

     During the third quarter of 2000, approximately 300 of the Company's key employees, including executive officers, purchased 8.4 million shares of Company Common Stock from the Company for cash totaling $156 million under an Executive Stock Purchase Program, which terminates in July 2005. The key employees were given the opportunity to purchase a number of shares determined by a formula based upon each employee's salary level and other factors. The stock was purchased at $18.50 per share, the approximate market price of Company Common Stock at the time of purchase. Participants in the Program financed their entire purchase with five-year, full recourse personal loans at an interest rate of 9.2%, the market rate at that time, from a bank syndicate. Each participant is fully responsible at all times for repaying the bank loan when it becomes due and is personally responsible for 100 percent of any loss in the market value of the purchased stock, except that, if the participant is in a loss position upon the event of death, the participant's estate may transfer the purchased stock to the Company and require the Company to assume responsibility for the loan.

The Company has guaranteed repayment of the loans only in the event of a default by the participant. As a further inducement for continued employment beyond the end of this five-year Program, each participant received, as part of the Program, a restricted stock grant vesting over a ten-year period. Pursuant to the terms of the Program, all participants are subject to a one-year post-employment noncompetition agreement with the Company's businesses that employ them. In addition to other members of the executive management team, the following is a list of the executive officers who invested in the Program, together with the amounts of their investments and the number of shares purchased: Alan Barry -- $3 million (162,162); Lillian Bauder -- $2.7 million (145,945 shares); Daniel Foley -- $1.5 million (81,081 shares); Eugene Gargaro, Jr. -- $2.7 million (145,945 shares); John Leekley -- $4.7 million (254,054 shares); Richard Manoogian -- $26 million (1,405,405 shares); and Robert Rosowski -- $1.3 million (72,972 shares).

     For 2004, Mr. Manoogian personally reimbursed the Company an aggregate of $295,000 in cash for the value of various financial, accounting and tax services and administrative assistance provided to him by the Company. Two charitable foundations established by Mr. Manoogian and by his father Mr. Alex Manoogian, who founded the Company, also separately reimbursed the Company an aggregate of $86,000 for accounting and administrative services provided by the Company during 2004. These foundations also respond to requests similar to those requested of the Masco Corporation Foundation. Mr. Manoogian has continued to loan a significant number of his personal artworks to the Company at its headquarters, but this arrangement is at no charge to the Company and with no reimbursement to Mr. Manoogian for insurance, restoration and the other costs he personally incurs with respect to the artworks on loan.

     From time to time the Company has employed individuals who are related or become related to other employees, officers or Directors. There are currently four individuals employed by the Company or one of its divisions who are closely related to current executive officers or to departing Director Wayne B. Lyon. No current employee is related to any individual who serves as a Director of the Company other than the one employee who is related to Mr. Lyon. Each of these four employees received cash compensation for 2004 in excess of $60,000.

          PROPOSAL TO APPROVE THE 2005 LONG TERM STOCK INCENTIVE PLAN

     Company Common Stock has been a major part of annual and long-term compensation for key employees because of its inherent alignment with the interests of stockholders. Subject to approval by the stockholders, the Board of Directors adopted the Masco Corporation 2005 Long Term Incentive Plan (the "2005 Plan") to replace the 1991 Long Term Stock Incentive Plan (the "1991 Plan"), the Company's existing long-term share-based plan. If approved by the stockholders, the 2005 Plan will become effective and no further awards will be granted under the Company's 1991 Plan. The discussion below summarizes the 2005 Plan, although it does not purport to be complete and is qualified in its entirety by reference to the terms of the 2005 Plan, which is attached to this proxy statement as Appendix C.

2005 PLAN HIGHLIGHTS

     The 2005 Plan authorizes an independent committee of the Board of Directors to award stock options, restricted stock, stock appreciation rights ("SARs"), restricted stock units, dividend equivalents and performance awards (denominated in cash or stock) to key employees and consultants for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees and consultants. The 2005 Plan includes the following features, each of which is described in more detail below under "Summary of the 2005 Long Term Incentive Plan" and in Appendix C:

     - Limit on Shares Authorized. The 2005 Plan authorizes the grant of 25,000,000 shares of Company Common Stock. In addition, shares that are subject to awards that are cancelled or forfeited or that expire may be re-granted. No further awards will be granted under the 1991 Plan.

     - Limit on Shares Available For Restricted Stock Awards. Of the shares of Company Common Stock available for grant under the 2005 Plan, only 9,000,000 shares may be used for grants of restricted stock or restricted stock units. The 1991 Plan contained no such limit.

     - Minimum Three-Year Vesting. Awards of stock options and restricted stock will not fully vest before the third anniversary of the date of grant, subject to certain exceptions for death and permanent and total disability or upon a change in control as described below and except under special circumstances as determined by the Committee. Options under the 1991 Plan have historically vested over at least five years and awards of restricted stock have vested over ten years, and the Company expects these practices to continue.

     - No Discount Stock Options. The 2005 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of Company Common Stock on the date of grant. Under the 1991 Plan, the Company has never granted a discounted stock option.

     - No Repricing of Stock Options. The 2005 Plan prohibits the repricing of stock options either by amendment of an award agreement or by substitution of a new option award at a lower price. The Company has never repriced stock options.

     - Independent Committee Administration. The 2005 Plan will be administered by a committee of the Board ("Committee") whose members satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, the applicable rules of the New York Stock Exchange and the "outside director" requirement of Internal Revenue Code Section 162(m). The 1991 Plan was administered by the Organization and Compensation Committee, which satisfies these requirements and will administer the 2005 Plan.

SUMMARY OF THE 2005 LONG TERM INCENTIVE PLAN

     Eligibility. Awards under the 2005 Plan may be granted to key employees of and consultants to the Company and its affiliates and to directors of the Company. The number of key employees and consultants of the Company and its affiliates eligible to receive awards in any given year is subject to the discretion of the Committee and has not been determined at this time. In addition, the employees or consultants who are to receive awards, the value of awards that will be granted to any employee or consultant, and the amounts to be payable with respect to awards, have not been determined at this time. The 2005 Plan will remain in existence as to all outstanding awards until all awards are either exercised or terminated; however, no award can be made after May 10, 2015.

     Types of Awards. The 2005 Plan authorizes awards in the form of stock options, SARs, restricted stock, restricted stock units, performance awards and dividend equivalents. Awards may be granted either alone or in addition to, in tandem with or in substitution for any award granted under the 2005 Plan or another plan of the Company or an affiliate.

     Stock Options. Stock options are rights to purchase a specified number of shares of Company Common Stock at an exercise price of not less than 100 percent of the fair market value on the date of grant, except in the case of options granted in substitution of options previously granted by a company acquired by the Company. The maximum term of an option awarded under the 2005 Plan is ten years after the initial date of grant. Stock options may be either incentive stock options ("ISOs") or non-qualified stock options. Awards of ISOs will include such additional terms as are necessary to satisfy the applicable requirements of the tax law. The maximum number of ISOs that can be granted under the 2005 Plan is 16,000,000.

     The 2005 Plan does not authorize the grant of restoration options, other than restoration options resulting from options granted under the 1991 Plan. A restoration option is available when a participant pays the exercise price by delivering shares of Company Common Stock or by attesting to the ownership of such shares. The restoration option is equal to the number of shares delivered or attested to by the participant and does not increase the number of shares covered by the original stock option. The exercise price is 100 percent of the fair market value of Company Common Stock on the date the restoration option is granted, so the participant benefits only from subsequent increases in the Company's stock price.

     Stock Appreciation Rights. SARs entitle the recipients to receive, upon surrender of the SAR, the excess of the fair market value of a specified number of shares of Company Common Stock on the date the SAR is surrendered over the fair market value of such shares on the date of grant.

     Restricted Stock. A restricted stock award may provide the recipient with all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which are taxed as compensation, not as dividends until the shares vest). Restricted stock generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions lapse.

     Restricted Stock Units. A restricted stock unit is the right to receive cash, other securities, other awards or other property subject to the termination of a restricted period specified by the Committee. Restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until the restrictions lapse. Restricted stock units are not outstanding shares of stock and do not entitle a participant to voting or other rights; however, an award of restricted stock units may provide for the crediting of additional stock units based on the value of dividends paid on Company Common Stock while the award is outstanding.

     Dividend Equivalents. Cash dividends are not paid on shares that have been awarded under the 2005 Plan but not yet registered or delivered. However, the Committee may provide for the payment of dividend equivalents with respect to any option, SAR or other award pursuant to which shares of Company Common Stock are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each share subject to the award, if it had been outstanding from the date of the grant. Dividend equivalents may be payable in cash or in shares of Company Common Stock.

     Performance Awards. The 2005 Plan also provides for the grant of performance awards that may be denominated in, or payable in cash, Company Common Stock, other securities or awards under the 2005 Plan. Performance awards confer rights valued as determined by the Committee and payable to (or exercisable by) the recipient, in whole or in part, upon achievement of such performance goals during the performance period established by the Committee. Performance awards to executive officers under the 2005 Plan are intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the federal tax laws, the Company may not deduct certain compensation over $1,000,000 paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers in any year unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. Stockholder approval of the 2005 Plan will satisfy the requirements for stockholder approval under Section 162(m). The material terms of the 2005 Plan for performance awards include the eligible class of participants, the performance goal or goals and the maximum annual amount payable to any individual participant. The Company's annual performance-based cash bonus and restricted stock grant program will be incorporated into the 2005 Plan as performance awards.

     The eligible class of persons for performance-based awards under the Plan is all key employees, consultants and directors of the Company and its affiliates.

     The performance measures for performance awards under the 2005 Plan are any one or more of the following: net income, return on assets, revenue, total shareholder return, earnings per share, return on invested capital and cash flow (each as determined in accordance with generally accepted accounting principles). Unless the Committee determines otherwise, these goals will be applied over a performance period of at least one calendar year, except in the event of a change in control of the Company. Specific performance periods, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. In determining whether any performance goal has been attained, the Committee shall exclude losses resulting from discontinued operations, extraordinary losses, the cumulative effect of changes in accounting principles and other unusual, non-recurring items of loss that are separately identified and quantified in the Company's audited financial statement.

     As required by the Internal Revenue Code, after the Company's financial results for the year have been determined, the Committee will certify the attainment of the performance criteria and will determine the value of the awards to be made. The Committee may reduce or eliminate (but not increase) for any reason any grant that would otherwise be made to a participant. Performance awards will be accelerated in the event of a change in control of the Company, as described below.

     The maximum annual amounts payable to any one participant as performance-based awards are as follows:

     - Cash Maximum: The aggregate amount payable to any participant under all cash-denominated performance awards granted to such participant under the 2005 Plan in any year is $10,000,000. There is no maximum aggregate dollar amount of cash-based performance awards under the 2005 Plan.

     - Share Maximum: The aggregate number of shares of Company Common Stock deliverable to any participant upon settlement under all share-denominated performance awards granted to such participant under the 2005 Plan in any year is 2,000,000 shares.

     - Options and SARs: The maximum number of options and SARs under the 2005 Plan that may be granted during any calendar year to any participant is 4,000,000 shares plus any unused carryover from a prior year.

     Authorized Shares. The stock that may be issued pursuant to an award under the 2005 Plan will be shares of the Company Common Stock, par value $1.00. Stock may be authorized but unissued shares of the Company or treasury shares held by the Company. The Company Common Stock that may be issued in respect of awards under the 2005 Plan may not exceed 25,000,000 shares. Notwithstanding the foregoing, any unexercised or undistributed portion of any expired, cancelled or forfeited award under the 1991 Plan or the 2005 Plan will again be available for award under the 2005 Plan, whether or not the participant has received benefits of ownership (such as dividends, dividend equivalents or voting rights) during the period in which the participant's ownership was restricted or otherwise not vested; provided that the maximum number of shares of stock that may be issued and delivered upon vesting of restricted stock or restricted stock units under the 2005 Plan is limited to 9,000,000 shares.

     Terms of Awards. Each award under the 2005 Plan will be evidenced by an award agreement in a form approved by the Committee setting forth, in the case of share-based awards, the number of shares of stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance awards, the applicable performance goals. Award agreements for SARs will also include the method of exercise and settlement. The terms of restricted stock awards and options granted under the 2005 Plan are expected to be comparable to the terms of awards and options most recently granted under the 1991 Plan. (See discussion contained in "Organization and Compensation Committee Report on Executive Compensation -- Stock-Based Compensation.") Awards under the 2005 Plan that are not vested or exercised generally will be nontransferable by a holder (other than by will or the laws of descent and distribution).

     Options under the 2005 Plan will also be subject to the following provisions unless the Committee determines otherwise. Options will not become fully exercisable prior to the third anniversary of the date of grant, subject to certain exceptions. Options will continue to vest as long as the participant's employment continues or if an employee retires on or after the normal retirement date. Options become immediately exercisable upon the participant's death or following termination of employment due to permanent and total disability. Options may be exercised for only a limited period of time following termination of employment or for one year following death. Notwithstanding the foregoing, all options vest immediately in the event of a change in control as described below.

     Unless the Committee determines otherwise, awards of restricted stock and restricted stock units will be subject to the terms described below. Awards of restricted stock and restricted stock units will not fully vest prior to the third anniversary of the date of grant, subject to certain exceptions. Restrictions on restricted stock and restricted stock units will lapse as long as the participant's employment continues or after the normal retirement date, except that all restrictions lapse immediately upon death or upon termination of employment due to permanent and total disability. Notwithstanding the foregoing, all restrictions lapse in the event of a change in control.

     Award agreements may contain any other terms, consistent with the 2005 Plan, as the Committee may determine, including any requirements for continued employment and any other restrictions or conditions (including performance requirements and holding periods). Consistent with current practice, it is anticipated that award agreements for options and restricted stock will continue to contain a non-competition provision and a provision for forfeiture of an award on account of activities that may be detrimental to the interests of the Company following termination of employment.

     Withholding. The Company returns the right to deduct or withhold or to take any action as may be necessary to satisfy any tax required to be withheld with respect to any taxable event relating to an award under the 2005 Plan.

     Adjustments to Stock; Corporate Reorganizations. The Committee is authorized to adjust the number and type of shares (securities or other property) available for awards and subject to outstanding awards and the grant, purchase or exercise price with respect to outstanding awards and, if appropriate, make provision for cash payments to holders of awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of awards) upon the occurrence of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

     Change in Control. The 2005 Plan provides that all awards will vest and any restrictions and other conditions applicable to awards will lapse upon a change in control. A change in control under the 2005 Plan is defined generally to include a change, during any twenty-four month period, in a majority of the incumbent Directors, defined as Directors whose election by the Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board. An incumbent Director does not include Directors who are elected within one year after a person, without Board approval, commences a tender offer or acquires at least 25 percent of the combined voting power of the Company or, who assumes office as a result of an election contest or proxy solicitation other than on behalf of the Board.

     Administration. The 2005 Plan provides that it shall be administered by a committee of the Board of Directors that satisfies the applicable rules of the New York Stock Exchange, the "non-employee director" provisions of Rule 16b-3 under the Exchange Act, and the "outside director" requirements of Section 162(m) of the Internal Revenue Code.

     The Committee has the authority, subject to the express limitations in the 2005 Plan, to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant's employment with the Company, and to construe and interpret the 2005 Plan. The Committee also has the authority to grant awards under the 2005 Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity.

     Amendment and Termination. The Board has the authority to terminate, suspend or discontinue the 2005 Plan at any time. The Board or the Committee may amend the Plan or any outstanding award at any time; provided, however,

     - no Plan amendment shall be effective until approved by stockholders, if such approval would be required in order for the 2005 Plan to continue to satisfy the conditions of the applicable rules and regulations with which the Committee has determined to be necessary to comply;

     - no option may be amended to reduce its initial exercise price other than in connection with certain events specified in the Plan or the granting of a substitute stock option to participants of another entity's option plan in connection with a merger with, or acquisition of, such other entity; and

     - without the participant's consent, no amendment shall impair the rights of a participant under an outstanding award.

Because the Committee retains the discretion to set and change the specific targets for each performance period under a performance award intended to be exempt from Section 162(m), stockholder ratification of the performance criteria will be required, in any event, at five-year intervals in the future to exempt such awards from the limitations on deductibility.

     Exclusivity. The 2005 Plan is not exclusive and does not limit the authority of the Company's Board or its committees to grant awards or authorize any other compensation, with or without reference to Company Common Stock, under any other plan or authority.

     Federal Income Tax Consequences. The following is a general description of Federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options and certain other awards that may be granted under the 2005 Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Company Common Stock on the date the option is exercised over the option price. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. A participant who exercises and holds option stock and sells at a later date, will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise, and short-term if held for one year or less. The employer will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not recognize taxable income upon the grant of an ISO, and generally will not recognize income upon exercise of the option provided such optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. For alternative minimum tax purposes, however, the amount by which the fair market value of Company Common Stock on the date of exercise exceeds the option price will be includible in alternative minimum taxable income. An optionee who exercises an ISO and sells the shares more than two years after the grant date and more than one year after exercise, will recognize long-term capital gain or loss equal to the difference between the sales proceeds and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of
(a) the difference between the fair market value of such shares on the date of exercise and the option price or (b) the difference between the sales proceeds and the option price. Any remaining gain or loss will be treated as a capital gain or loss. The employer will be entitled to a deduction with respect to an ISO only in the amount of ordinary compensation income recognized by the optionee. The deduction will be allowable at the same time the optionee recognizes the income.

     The Federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock and stock units subject to a substantial risk of forfeiture result in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse; performance bonuses are generally subject to tax on the payment received; and cash-based awards generally are subject to tax at the time of payment. In each of the foregoing cases, when the participant recognizes income the Company will generally have a corresponding deduction.

     If, as a result of a change in control event, a participant's options, SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a "parachute payment" under Section 280G of the

Code. In such case, the participant may be subject to a 20 percent non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. If so, the participant would be entitled to additional payments to make him or her whole for such excise tax. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax or any additional payment intended to make the participant whole.

     Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the 2005 Plan, Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company, unless such excess compensation is "performance-based" (as defined) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to executive officers as contemplated by the 2005 Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m).

VOTE REQUIRED

     The approval of the 2005 Long Term Stock Incentive Plan requires the affirmative vote of a majority of the votes cast by shares entitled to vote thereon. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 LONG TERM STOCK INCENTIVE PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

     The Company currently has two equity compensation plans, the 1991 Long Term Stock Incentive Plan and the 1997 Non-Employee Directors Stock Plan. The following table sets forth information as of December 31, 2004 concerning these two plans, both of which were approved by stockholders. The Company does not have any equity compensation plans that were not approved by stockholders.

                                              NUMBER OF            WEIGHTED          NUMBER OF SECURITIES
                                          SECURITIES TO BE        AVERAGE PER       REMAINING AVAILABLE FOR
                                             ISSUED UPON        SHARE EXERCISE       FUTURE ISSUANCE UNDER
                                             EXERCISE OF           PRICE OF        EQUITY COMPENSATION PLANS
                                             OUTSTANDING          OUTSTANDING        (EXCLUDING SECURITIES
                                          OPTIONS, WARRANTS    OPTIONS, WARRANTS       REFLECTED IN THE
PLAN CATEGORY                                AND RIGHTS           AND RIGHTS             FIRST COLUMN)
-------------                             -----------------    -----------------   -------------------------
Equity compensation plans approved by
  stockholders..........................     25,824,000             $24.51                 7,623,000

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     The Audit Committee has selected the independent public accounting firm of PricewaterhouseCoopers LLP to audit the Company's financial statements for the year 2005, and believes it appropriate to submit its selection for ratification by stockholders.

     PricewaterhouseCoopers LLP has acted as the Company's independent certified public accounting firm for over 43 years. It has performed services of an accounting and auditing nature and, from time to time, has provided other consulting services for the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement and are expected to be available to respond to appropriate questions. If the selection is not ratified, the Audit Committee will consider selecting another public accounting firm as the Company's independent auditors.

     The affirmative vote of a majority of the votes cast by shares entitled to vote thereon is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the ratification of the selection of auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 2005.

                        PRICEWATERHOUSECOOPERS LLP FEES

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2004 and 2003, were (in millions):

                                                              2004    2003
                                                              -----   -----
Audit.......................................................  $23.3   $ 9.5
Audit Related...............................................    0.5     1.7
Tax.........................................................    1.9     1.4
All Other...................................................      *     0.1
                                                              -----   -----
Total.......................................................  $25.7   $12.7

---------------

* Aggregate amount was less than $50,000

     The Audit fees for the years ended December 31, 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, attestation of controls, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. The increase in audit fees in 2004 is principally due to additional audit procedures associated with the new
Section 404 requirements of the Sarbanes-Oxley Act.

     The Audit Related fees for services rendered during the years ended December 31, 2004 and 2003 were for professional services rendered for employee benefit plan audits, due diligence related to acquisitions and divestitures, audits in connection with acquisitions and divestitures, and consultations concerning the assessment of internal accounting controls.

     Tax fees for services rendered during the years ended December 31, 2004 and 2003 were for services related to tax return preparation, tax planning, and tax advice related to acquisitions.

     All Other fees for services rendered during the years ended December 31, 2004 and 2003 were for miscellaneous services rendered.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee established a policy effective May 5, 2003 requiring its annual review and pre-approval of all audit services and permitted non-audit services to be performed by the Company's independent auditors PricewaterhouseCoopers LLP. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by PricewaterhouseCoopers LLP that are not encompassed by the Audit Committee's annual pre-approval and not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, services outside or in excess of the Audit Committee's pre-approval and not prohibited by law, provided that the Chair shall report any decisions to pre-approve such services to the Audit Committee at its next regular meeting. All of the services referred to above in the table for 2004 were pre-approved by the Audit Committee and none of the services approved by the Audit Committee during 2004 were under the de minimus exception to pre-approval contained in the applicable rules of the SEC.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by regulations of the Securities and Exchange Commission to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 are required for those persons, the Company believes that its Directors, officers and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

                      2006 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders who intend to present a proposal for inclusion in the Company's proxy statement and proxy relating to the 2006 Annual Meeting of Stockholders must provide written notice of such intent to the Secretary of the Company at its address stated in the Notice of Annual Meeting of Stockholders by December 15, 2005.

     If a stockholder intends to bring a matter before next year's meeting, other than by timely submitting a proposal to be included in the proxy statement, timely notice must be given in accordance with the Company's bylaws. The bylaws provide that, to be timely, notice must be received by the Company's Corporate Secretary at 21001 Van Born Road, Taylor, Michigan 48180 no earlier than January 10, 2006 and no later than February 9, 2006. For each matter a stockholder intends to bring before the meeting, the notice must include a brief description of the business to be brought before the meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration); the reasons for conducting the business at the meeting and any material interest the stockholder may have in such business; the stockholder's name and address as it appears in the records of the Company; the number of shares of Company Common Stock owned by the stockholder; and a representation as to whether the stockholder is a part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the outstanding Company Common Stock required to approve or adopt such proposal or if the stockholder intends to otherwise solicit proxies from stockholders in support of the proposal.

     Stockholders wishing to nominate a candidate or candidates as a Director at the 2006 Annual Meeting of Stockholders must submit the following information no later than February 28, 2006 to: Eugene A. Gargaro Jr., Corporate Secretary, Masco Corporation, 21001 Van Born Road, Taylor, MI 48180: (a) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (d) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as a Director of the Company if elected.

                 DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

     The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders. This procedure, known as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

     The Company has been notified that certain intermediaries will utilize this procedure for the Company's 2004 Annual Report and proxy materials. Therefore, only one Annual Report and Proxy Statement may have been delivered to multiple stockholders sharing a single address. Stockholders who wish to opt out of this procedure and receive separate copies of the Annual Report and Proxy Statement in the future, or stockholders who are receiving multiple copies and would like to receive only one copy, should contact their bank, broker or other nominee or the Company at the address and telephone number below.

     The Company will promptly deliver a separate copy of the 2004 Annual Report or Proxy Statement for the 2005 Annual Meeting upon oral request to the Company's Investor Relations Department at (313) 274-7400, written request to Investor Relations, Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180 or e-mail request to webmaster@mascohq.com

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Eugene A. Gargaro, Jr.
                                          EUGENE A. GARGARO, JR.
                                          Secretary

Taylor, Michigan
April 14, 2005

                                                                      APPENDIX A

               MASCO CORPORATION DIRECTOR INDEPENDENCE STANDARDS

     As specified in Masco's Corporate Governance Guidelines, a majority of the Board shall qualify under the independence and experience requirements of applicable law and the New York Stock Exchange (NYSE). The Board will make a determination regarding the independence of each director annually based on all relevant facts and circumstances at the time the determination is made. The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has also adopted the following categorical standards to assist it in making a determination of independence.

     a) A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

     b) A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) is not independent.

     c) (i) A director who is, or whose immediate family member is, a current partner of a firm that is the Company's internal or external auditor; (ii) a director who is a current employee of such firm; (iii) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) a director who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time, is not independent.

     d) A director who is, or whose immediate family member is, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the other company's compensation committee, is not independent until three years after the end of the employment relationship.

     e) A director who is a current employee, or who beneficially owns more than a 10% equity interest in, or whose immediate family member is a current executive officer, of a corporation, partnership or other business entity, that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the other company's consolidated gross revenues, is not independent.

     f) A director who is, or whose immediate family member is, an executive officer of and is active in the day to day operations of a non-profit organization that has received contributions from the Company (cash, in-kind or in the form of product discounts), that exceed the greater of $1 million or 2% of the organization's consolidated gross revenues in any of the last three fiscal years is not independent.

     "Immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

                                                                      APPENDIX B

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               MASCO CORPORATION
                                DECEMBER 7, 2004

                                   I. MISSION

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Masco Corporation (the "Company") shall assist the Board in fulfilling its independent and objective oversight responsibilities. The Committee will assist Board oversight of (1) the integrity of the Company's financial statements, (2) the qualifications, independence and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function, and (4) compliance by the Company with legal and regulatory requirements and by employees and officers with the Company's Code of Business Ethics. The Committee strives to maintain open communications and has an effective working relationship with the Board of Directors, the independent accountants, the internal auditors and the management of the Company.

                                 II. MEMBERSHIP

     The Committee shall consist of at least three Directors of the Company. The membership of the Committee shall qualify under the independence and experience requirements of applicable law and the New York Stock Exchange. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time, and the Board will appoint a Committee Chairperson.

     The Committee will meet as often as required to discharge its responsibilities, no less than four times a year. The Committee will meet from time to time in executive sessions without management participation. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may delegate its authority to subcommittees or the Chairperson of the Committee when it deems it appropriate and in the best interests of the Company.

                             III. RESPONSIBILITIES

FINANCIAL STATEMENTS; DISCLOSURE AND OTHER RISK MANAGEMENT MATTERS

     The Committee shall review with management, the internal auditors and the independent accountants, as required by the New York Stock Exchange or as the Committee deems appropriate, in separate meetings if the Committee deems it appropriate:

     - the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and management's certifications with respect to these financial statements, prior to the filing of the Company's Form 10-K;

     - the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and management's certifications with respect to these financial statements, prior to the filing of the Company's Form 10-Q;

     - any analyses or other written communications prepared by management, the internal auditors or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

     - the critical accounting policies and practices of the Company;

     - the effect of off-balance sheet transactions and structures on the financial statements;

     - any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

     - the effect of regulatory and accounting initiatives on the financial statements.

     The Committee shall review, in conjunction with management, the Company's policies with respect to the Company's earnings press releases, financial information and earnings guidance provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made, paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information.

     The Committee shall discuss with the Chief Executive Officer and Chief Financial Officer of the Company their review of the Company's internal controls related to financial reporting and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

     The Committee shall discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     The Committee shall review and discuss with the independent accountants any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Committee by the independent accountants pursuant to applicable Statements on Auditing Standards:

     - any restrictions on the scope of the independent accountants' activities or access to requested information;

     - any accounting adjustments that were noted or proposed by the independent accountants but were not effected (as immaterial or otherwise);

     - any communications involving matters of potential significance between the independent accountants for the Company and the independent accountants' national office regarding auditing or accounting issues presented by the engagement;

     - any management or internal control letter issued, or proposed to be issued, by the independent accountants; and

     - any significant disagreements between the Company's management and the independent accountants.

     The Committee shall have the sole authority over the resolution of any disagreements between management and the independent accountants regarding the Company's financial reporting.

     The Committee shall review the Company's guidelines and policies with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

INDEPENDENT ACCOUNTANTS

     The Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent accountants of the Company (subject to any required shareholder ratification), including sole authority to approve all audit and non-audit services to be provided by the independent accountants and all engagement fees and terms. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company's independent accountants. The independent accountants must report directly to the Committee. The Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Committee may, from time to time, delegate its authority to pre-approve audit and non-audit services on a preliminary basis to one or more Committee members, provided that such designee(s) present any such approvals to the full Committee at the next Committee meeting.

     The Committee shall review and approve the scope and staffing of the independent accountants' annual audit plan.

     The Committee shall evaluate the independent accountants' qualifications, performance and independence, and shall present its conclusions with respect to the independent accountants to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Committee shall:

     - obtain and review a report or reports from the Company's independent accountants describing:

      - the independent accountants' internal quality-control procedures;

      - any material issues raised by (i) the most recent internal quality-control review or peer review of the independent accountants' firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent accountants' firm; and any steps taken to deal with any such issues;

      - all relationships between the independent accountants and the Company;
        and

      - such other matters as to which the independent accountants are required to report.

     - review and evaluate the lead audit partner of the independent accountants' team(s), and assure the regular rotation of the lead audit partner as required by law;

     - consider whether the independent accountants should be rotated, so as to assure continuing auditor independence; and

     - obtain the opinion of management and the internal auditors of the independent accountants' performance.

     The Committee shall establish policies for the Company's hiring of current or former employees of the independent accountants.

INTERNAL AUDITORS

     The head of the Company's internal audit department shall report to the Audit Committee, in addition to all other reporting obligations such individual may have within the Company.

     At least annually, the Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent accountants. The Committee shall review the significant reports to management prepared by the internal audit department and management's responses thereto. The Committee shall also review the department's Charter (Statement of Responsibility and Activity of the Internal Audit Department), the independence and authority of the department's reporting obligations and its qualifications to perform its duties.

OTHER MATTERS

     The Committee shall meet separately, periodically, with appropriate members of management, with internal auditors or other personnel responsible for the internal audit function and with the independent accountants. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to meet with any members of, or advisors to, the Committee. The Committee has the authority to retain and terminate, and shall have sole authority over any independent legal, financial or other advisors as it may consider necessary to carry out its responsibilities under this charter, without conferring with or obtaining the approval of management or the full Board.

     The Committee shall have available appropriate funding from the Company as determined by the Committee for payment of:

     - compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

     - compensation to any advisors employed by the Committee; and

     - ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

CODE OF BUSINESS ETHICS

     The Committee shall develop and recommend to the Board the Company's Code of Business Ethics as it relates to employees and officers. The Committee shall periodically review and reassess the adequacy of the Company's Code of Business Ethics. The Committee shall periodically obtain updates from management, internal audit and the General Counsel of the Company, as the Committee deems appropriate, regarding compliance by employees and officers with legal, tax and other regulatory agency rules and the Company's Code of Business Ethics, and updates on any other antifraud or compliance programs instituted by the Company. Any waiver of the Code of Business Ethics for executive officers or senior financial officers may only be authorized by the Board or the Audit Committee, and will be promptly disclosed to the Company's shareholders. The Committee will also oversee the process by which employees may report illegal or unethical behavior including cases alleging "insider trading", sexual harassment and breach of non-discrimination laws.

     The Committee shall establish procedures for:

     - the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

     - the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Committee shall report on any of the matters mentioned above as they relate to compliance by Directors to the Corporate Governance and Nominating Committee, as the Committee deems appropriate.

COMMITTEE CHARTER

     The Committee shall annually review and assess the adequacy of the Committee's Charter and recommend any proposed changes to the Board for approval.
                             ---------------------

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Furthermore, while the Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Company's exposure to risk.

                                 IV.  REPORTING

     The Committee will regularly report to the Board of Directors. This report shall include a review of any issues that arise with respect to: the quality or integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications, independence and performance of the Company's independent accountants; the performance of the internal audit function; the administration of the Company's Code of Business Ethics as it relates to employees and officers; and any other matters that the Committee deems appropriate or is requested to be included by the Board. At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. In addition, the Committee shall prepare the audit committee report that the Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

                                                                      APPENDIX C

                               MASCO CORPORATION
                      2005 LONG TERM STOCK INCENTIVE PLAN

SECTION 1. PURPOSES.

     The purposes of the 2005 Long Term Stock Incentive Plan (the "PLAN") are to encourage selected employees of and consultants to Masco Corporation (the "COMPANY") and its Affiliates to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company's future success and prosperity, and enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

SECTION 2. DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "AFFILIATE" shall mean any entity in which the Company's direct or indirect equity interest is at least twenty percent, and any other entity in which the Company has a significant direct or indirect equity interest, whether more or less than twenty percent, as determined by the Committee.

          (b) "AWARD" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Dividend Equivalent granted under the Plan.

          (c) "AWARD AGREEMENT" shall mean any agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d) "BOARD" shall mean the Board of Directors of the Company.

          (e) "CHANGE IN CONTROL" shall mean at any time during a period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason ceasing to constitute at least a majority of the members thereof. For purposes hereof, "EXCLUDED DIRECTORS" are directors whose (i) election by the Board or approval by the Board for stockholder election occurred within one year after any "person" or "group of persons," as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power or (ii) initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Board.

          (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (g) "COMMITTEE" shall mean a committee of the Company's directors designated by the Board to administer the Plan and composed of not less than two directors, each of whom is a "non-employee director," an "independent director" and an "outside director," within the meaning of and to the extent required respectively by Rule 16b-3, the applicable rules of the NYSE and Section 162(m) of the Code, and any regulations issued thereunder.

          (h) "DIVIDEND EQUIVALENT" shall mean any right granted under Section 6(g) of the Plan.

          (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "EXECUTIVE GROUP" shall mean every person who the Committee believes may be both (i) a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which the Company expects to take a deduction of the Award, and (ii) the recipient of compensation of more than $1,000,000 (as such amount appearing in Section 162(m) of the Code may be adjusted by any subsequent legislation) for that taxable year.

          (k) "INCENTIVE STOCK OPTION" shall mean an Option granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (l) "NON-QUALIFIED STOCK OPTION" shall mean an Option granted under
     Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (m) "NYSE" shall mean the New York Stock Exchange.

          (n) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (o) "PARTICIPANT" shall mean an employee of or consultant to the Company or any Affiliate or a director of the Company designated to be granted an Award under the Plan or, for the purpose of granting Substitute Awards, a holder of options or other equity based awards relating to the shares of a company acquired by the Company or with which the Company combines.

          (p) "PERFORMANCE AWARD" shall mean any right granted under Section 6(e) of the Plan.

          (q) "PRIOR PLAN" shall mean the Company's 1991 Long Term Stock Incentive Plan.

          (r) "RESTRICTED PERIOD" shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.

          (s) "RESTRICTED STOCK" shall mean any Share granted under Section 6(d) of the Plan.

          (t) "RESTRICTED STOCK UNIT" shall mean any right granted under Section 6(d) of the Plan that is denominated in Shares.

          (u) "RULE 16B-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

          (v) "SECTION 16" shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.

          (w) "SHARES" shall mean the Company's common stock, par value $1.00 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(c) of the Plan.

          (x) "STOCK APPRECIATION RIGHT" shall mean any right granted under
     Section 6(c) of the Plan.

          (y) "SUBSTITUTE AWARDS" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by a Company or with which the Company combines.

SECTION 3. ADMINISTRATION.

     The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee's authority shall include without limitation the power to:

          (i) designate Participants;

          (ii) determine the types of Awards to be granted;

          (iii) determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;

          (iv) determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;

          (v) determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

          (vi) determine how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

          (vii) determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;

          (viii) prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;

          (ix) designate Options granted to key employees of the Company or its subsidiaries as Incentive Stock Options;

          (x) interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;

          (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;

          (xii) decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;

          (xiii) delegate to a committee of at least two directors of the Company the authority to designate Participants and grant Awards, and to amend Awards granted to Participants;

          (xiv) delegate to one or more officers or managers of the Company, or a committee of such officers and managers, the authority, subject to such terms and limitations as the Committee shall determine, to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act; provided, however, that any delegation to management shall conform with the requirements of the NYSE applicable to the Company and Delaware corporate law; and

          (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

     All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Affiliates, Participants, beneficiaries of Awards and stockholders of the Company.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

          (a) Shares Available. Subject to adjustment as provided in Section
     4(c):

     The maximum number of Shares available for issuance in respect of Awards made under the Plan shall be 25,000,000 Shares, provided, however, that if for any reason any Award under the Plan or under the Prior Plan is cancelled, forfeited or expires without the delivery of Shares, the number of Shares available for issuance in respect of Awards under the Plan shall be increased by the number of Shares that were so cancelled, forfeited or subject to expiration. The maximum number of Shares that may be issued and delivered upon vesting of Restricted Stock or Restricted Stock Units is 9,000,000. Subject to the foregoing, Shares may be made available from the authorized but unissued Shares of the Company or from Shares reacquired by the Company.

     (b) Individual Stock-Based Awards. Subject to adjustment as provided in
Section 4(c), no Participant may receive Options or Stock Appreciation Rights under the Plan in any calendar year that relate to more than 4,000,000 Shares in the aggregate; provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Section 4(b)in any prior years that were not granted in such prior year. No provision of this Section 4(b) shall be construed as limiting the amount of any other stock-based or cash-based award which may be granted to any Participant.

     (c) Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall have the authority to make such adjustment, if any, in such manner as it deems appropriate, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and
(iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     (d) Substitute Awards. Shares underlying Substitute Awards shall not reduce the number of shares remaining available for issuance under the Plan for any purpose.

SECTION 5. ELIGIBILITY.

     Any employee of or consultant to the Company or any Affiliate, or any director of the Company, is eligible to be designated a Participant.

SECTION 6. AWARDS.

     (a) Options. (i) The Committee is authorized to grant Options to Participants with the following terms and conditions and with such other terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (A) the purchase price per Share under each Option, provided, however, that such price shall be not less than 100% of the fair market value of the Shares underlying such Option on the date of grant (except in the case of Substitute Awards);

          (B) the term of each Option (not to exceed ten years);

          (C) the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made; and

          (D) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. The maximum number of Shares that may be awarded as Incentive Stock Options is 16,000,000.

     (ii) Other Terms. Notwithstanding the following terms, the Committee may impose other terms that may be more or less favorable to the Company as it deems fit. Unless the Committee shall impose such other terms, the following conditions shall apply:

          (A) Exercise. A Participant electing to exercise an Option shall give written notice to the Company, as may be specified by the Committee, of exercise of the Option and the number of Shares elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall tender the purchase price of the Shares elected for exercise.

          (B) Payment. At the time of exercise of an Option payment in full in cash or in Shares or any combination thereof, at the option of the Participant, shall be made for all Shares then being purchased.

          (C) Issuance. The Company shall not be obligated to issue any Shares unless and until:

             (1) if the class of Shares at the time is listed upon any stock exchange, the Shares to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and

             (2) in the opinion of the Company's counsel there has been compliance with applicable law in connection with the issuance and delivery of Shares and such issuance shall have been approved by the Company's counsel.

     Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as the Company's counsel may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as shall be in accordance with law and that the Participant will notify the Company of any intent to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.

          (D) Minimum Vesting. Options may not become fully exercisable prior to the third anniversary of the date of grant, except as provided in Section 6(a)(ii)(E) and Section 7(f) below.

          (E) Termination of Employment; Death. If the employment of a Participant terminates for any reason or if a Participant dies (whether before or after the normal retirement date), Options shall be or become exercisable only as provided in (1) through (5) below:

             (1) If such termination is voluntary on the part of the Participant, such Option may be exercised only if and to the extent such Option was exercisable at the date of termination and only within thirty days after the date of termination. Except as so exercised such Option shall expire at the end of such period.

             (2) If such termination is involuntary on the part of the Participant, such Option may be exercised only if and to the extent such Option was exercisable at the date of termination and only within three months after the date of termination. Except as so exercised such Option shall expire at the end of such period.

             (3) If an employee retires on or after the normal retirement date, such Option shall continue to be and become exercisable in accordance with its terms and the provisions of this Plan.

             (4) If a Participant's employment is terminated by reason of permanent and total disability, all unexercisable installments of such Option shall thereupon become exercisable and shall remain exercisable for the remainder of the Option term.

             (5) If a Participant dies, all unexercisable installments of such Option shall thereupon become exercisable and, at any time or times within one year after such death, the Option may be exercised, as to all or any unexercised portion of the Option. The Company may decline to deliver Shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such Option shall expire at the end of such period.

     (b) Restoration Options. The Committee may grant a Participant a restoration Option under this Plan with respect to an option granted by the Company under the Prior Plan, or with respect to a restoration option resulting from such an option, when the Participant pays the exercise price by delivering Shares or by attesting to the ownership of such Shares. The restoration option is equal to the number of Shares delivered or attested to by the Participant, and the exercise price shall not be less than 100 percent of the fair market value of the Shares on the date the restoration option is granted. A restoration option otherwise will have the same terms as the original option. Unless the Committee shall otherwise determine, (i) no restoration option shall be granted unless the recipient is an active employee at the time of grant and (ii) the number of Shares which are subject to a restoration Option shall not exceed the number of whole Shares exchanged in payment for the exercise of the underlying Option. No restoration Options shall otherwise be granted under this Plan.

     (c) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over
(ii) the fair market value on the date of grant. Subject to the terms of the Plan, the Committee shall determine the grant price, term, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (d) Restricted Stock and Restricted Stock Units.

          (i) Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, other securities, other Awards or other property, in each case subject to the termination of the Restricted Period determined by the Committee. Notwithstanding the following terms, the Committee may impose other terms that may be more or less favorable to the Company as it deems fit. In the absence of any such differing provisions, Awards of Restricted Stock and Restricted Stock Units shall have the provisions described below.

          (ii) Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise (including the achievement of performance measures as set forth in Section 6(e) hereof), as the Committee may deem appropriate. Any Shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Award Agreement. Restricted Stock Awards and Restricted Stock Units may not fully vest prior to the third anniversary of the date of grant, except as provided in Sections 6(d)(iv)(B) and 7(f) below. Subject to the aforementioned restrictions and the provisions of the Plan, a Participant shall have all of the rights of a stockholder with respect to Restricted Stock.

          (iii) Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

          (iv) Termination; Death. If a Participant's employment terminates for any reason, all Shares of Restricted Stock or Restricted Stock Units theretofore awarded to the Participant which are still subject to restrictions shall upon such termination be forfeited and transferred back to the Company, except as provided in clauses (A) and (B) below.

             (A) If an employee ceases to be employed by reason of retirement on or after normal retirement date, the restrictions contained in the Award of Restricted Stock or the Restricted Stock Unit shall continue to lapse in the same manner as though employment had not terminated, subject to clause (B) below and Sections 6(d)(v) and 7(f).

             (B) If a Participant ceases to be employed by reason of permanent and total disability or if a Participant dies, whether before or after the normal retirement date, the restrictions contained in such Participant's Award of Restricted Stock or Restricted Stock Unit shall lapse.

             (C) At the expiration of the Restricted Period, the Company shall deliver Shares in the case of an Award of Restricted Stock or Shares, cash, securities or other property, in the case of a Restricted Stock Unit, as follows:

                (1) if an assignment to a trust has been made in accordance with
           Section 7(d)(ii)(B), to such trust; or

                (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in form approved by the Company, to the beneficiary so designated; or

                (3) in all other cases, to the Participant or the legal representative of the Participant's estate.

          (v) Acceleration. New Awards granted to a Participant in or after the calendar year in which such Participant attains age 65 will vest in five equal annual installments or such earlier vesting as may be specified in the Award Agreement. With respect to an Award granted to a Participant prior to the calendar year in which the Participant attains age 65, if in the calendar year in which the Participant attains age 65 the Restricted Period then remaining thereunder is longer than five years, the Restricted Period shall be shortened so that commencing in the calendar year that a Participant attains age 66, the restrictions contained in the Award shall lapse in equal annual installments such that the Participant shall be fully vested not later than the end of the calendar year in which the Participant attains age 70.

     (e) Performance Awards.

          (i) The Committee is hereby authorized to grant Performance Awards to Participants.

          (ii) Subject to the terms of the Plan, a Performance Award granted under the Plan (A) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities or other Awards, and (B) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Unless the Committee determines otherwise, the performance period relating to any Performance Award shall be at least one calendar year commencing January 1 and ending December 31 (except in circumstances in connection with a Change in Control, in which event the performance period may be shorter than one year).

          (iii) Every Performance Award to a member of the Executive Group shall, if the Committee intends that such Award should constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more performance measures with respect to the Company or any of its Affiliates, including without limitation the following: (A) net income, (B) return on assets, (C) revenues, (D) total shareholder return, (E) earnings per share; (F) return on invested capital, or (G) cash flow; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. The following shall be excluded in determining whether any performance criterion has been attained: losses resulting from discontinued operations, extraordinary losses (in accordance with generally accepted accounting principles, as currently in effect), the cumulative effect of changes in accounting principles and other unusual, non-recurring items of loss that are separately identified and quantified in the Company's audited financial statements. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. For any Performance Award, the maximum amount that may be delivered or earned in settlement of all such Awards granted in any year shall be (x) if and to the extent that such Awards are denominated in Shares, 2,000,000 Shares (subject to adjustment as provided in Section 4(c)) and (y) if and to the extent that such Awards are denominated in cash, $10,000,000. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 6(e)(iii) applies upon attainment of such pre-established formula.

     (f) Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

     (g) Termination of Employment. Except as otherwise provided in the Plan or determined by the Committee,

          (i) Awards granted to, or otherwise held by, employees will terminate, expire and be forfeited upon termination of employment, which shall include a change in status from employee to consultant and termination by reason of the fact that an entity is no longer an Affiliate, and

          (ii) a Participant's employment shall not be considered to be terminated (A) in the case of approved sick leave or other approved leave of absence (not to exceed one year or such other period as the Committee may determine), or (B) in the case of a transfer among the Company and its Affiliates.

     (h) Termination of Awards. Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, other than the provisions of Section 7(f), the Committee may terminate any Award (including the unexercised portion of any Option and any Award of Restricted Stock or Restricted Stock Units which remains subject to restrictions) concurrently with or at any time following termination of employment regardless of the reason for such termination of employment if the Committee shall determine that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate.

SECTION 7. GENERAL.

     (a) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (b) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or an Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (c) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

     (d) Limits on Transfer of Awards. Awards can not be transferred, except the Committee is hereby authorized to permit the transfer of Awards with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) No Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

          (ii) Notwithstanding the provisions of Section 7(d)(i) above:

             (A) An Option may be transferred:

                (1) to a beneficiary designated by the Participant in writing on a form approved by the Committee;

                (2) by will or the applicable laws of descent and distribution to the personal representative, executor or administrator of the Participant's estate; or

                (3) to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Options shall revert to and remain solely with the Participant. Notwithstanding a qualified assignment, for the purpose of determining compensation arising by reason of the Option, the Participant, and not the trust to which rights under such an Option may be assigned, shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

             (B) A Participant may assign or transfer rights under an Award of Restricted Stock or Restricted Stock Units:

                (1) to a beneficiary designated by the Participant in writing on a form approved by the Committee;

                (2) by will or the applicable laws of descent and distribution to the personal representative, executor or administrator of the Participant's estate; or

                (3) to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely with the Participant. Notwithstanding a qualified assignment, for the purpose of determining compensation arising by reason of the Award, the Participant, and not the trust to which rights under such an Award may be assigned, shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

             (C) The Committee shall not permit directors or officers of the Company for purposes of Section 16 to transfer or assign Awards except as permitted under Rule 16b-3.

          (iii) The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, the personal representatives of the Participant's estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.

     (e) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (f) Change in Control.

          (i) Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, upon a Change in Control of the Company the vesting of all rights of Participants under outstanding Awards shall be accelerated and all restrictions thereon shall terminate in order that Participants may fully realize the benefits thereunder. Such acceleration shall include, without limitation, the immediate exercisability in full of all Options and the termination of restrictions on Restricted Stock and Restricted Stock Units. Further, in addition to the Committee's authority set forth in Section 4(c), the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (A) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable;
     (B) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (C) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.

             (ii) (A) In the event that subsequent to a Change in Control it is determined that any payment or distribution by the Company to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, other than any payment pursuant to this Section 7(f)(ii)(A) (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then such Participant shall be entitled to receive from the Company, within 15 days following the determination described in (2) below, an additional payment ("EXCISE TAX ADJUSTMENT PAYMENT") in an amount such that after payment by such Participant of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, such Participant retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

             (B) All determinations required to be made under this Section 7(f)(ii), including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by PricewaterhouseCoopers LLP, or such other national accounting firm as the Company, or, subsequent to a Change in Control, the Company and the Participant jointly, may designate, for purposes of the Excise Tax, which shall provide detailed supporting calculations to the Company and the affected Participant within 15 business days of the date of the applicable Payment. Except as hereinafter provided, any determination by PricewaterhouseCoopers LLP, or such other national accounting firm, shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code that may exist at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "UNDERPAYMENT"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "OVERPAYMENT"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the affected Participant. In the event that the Participant discovers that an Overpayment shall have occurred, the amount thereof shall be promptly restored to the Company.

     (g) Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, any Award outstanding hereunder may at any time be cancelled in the Committee's sole discretion upon payment of the value of such Award to the holder thereof in cash or in another Award hereunder, such value to be determined by the Committee in its sole discretion.

     (h) Option Repricing. Except as provided in Section 4(c) and in connection with the granting of a Substitute Award, no outstanding Option may be cancelled and replaced with an Option having a lower exercise price.

SECTION 8. AMENDMENT AND TERMINATION.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board may amend the Plan and the Board or the Committee may amend any outstanding Award; provided, however, that
     (i) no Plan amendment shall be effective until approved by stockholders of the Company if any stockholder approval thereof is required in order for the Plan to continue to satisfy the conditions of the applicable rules and regulations that the Committee has determined to be necessary to comply with, and (ii) without the consent of affected Participants no amendment of the Plan or of any Award may impair the rights of Participants under outstanding Awards, and (iii) no Option may be amended to reduce its initial exercise price other than in connection with an event described in
     Section 4(c) hereof or the granting of a Substitute Award.

          (b) Waivers. The Committee may waive any conditions to the Company's obligations or rights of the Company under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.

          (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan; provided, however, no such adjustment shall be made to an Award granted under Section 6(e)(iii) if the Committee intends such Award to constitute "qualified performance-based compensation" unless such adjustment is permitted under
     Section 162(m) of the Code.

     SECTION 9. Correction of Defects, Omissions, and Inconsistencies The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.

     SECTION 10.  General Provisions.

     (a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.

     (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

     (e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. TERM.

     The Plan shall be effective as of the date of its approval by the Company's stockholders and no Awards shall be made under the Plan after May 10, 2015.

                               MASCO CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                        AT MASCO CORPORATE HEADQUARTERS
                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180

                                     [MAP]

FROM DOWNTOWN DETROIT (EAST)
- Take I-94 west to the Pelham Road exit.
- Turn right onto Pelham Road and travel to Van Born Road.
- Turn left onto Van Born Road and proceed to the corporate headquarters.

FROM METRO AIRPORT (WEST)
- Take I-94 east to the Pelham Road exit.
- Turn left onto Pelham and travel to Van Born Road.
- Turn left onto Van Born Road and proceed to the corporate headquarters. FROM SOUTHFIELD/BIRMINGHAM (NORTH)
- Take the Southfield Freeway to the Outer Drive/ Van Born Road exit.
- Stay on the service drive and proceed to Van Born Road.
- Bear right onto Van Born Road and travel to the corporate headquarters.

FROM TOLEDO (SOUTH)
- Take I-75 north to the Telegraph Road north exit.
- Proceed on Telegraph Road north to Van Born Road.

- Turn right on Van Born Road and proceed to the corporate headquarters.

                                 [RECYCLE LOGO]

MASCO CORPORATION                                        VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY,
                                                         7 DAYS A WEEK UNTIL 5:00 P.M. ON MAY 9, 2005
-------------------                       --------------------------------                -------------------
    TELEPHONE                                      INTERNET                                        MAIL
  1-866-564-2331                 OR       https://www.proxyvotenow.com/mas       OR
-------------------                       --------------------------------                -------------------

- Use any touch-tone telephone            - Go to the website address                    - Mark, sign and date your Proxy Card.
- HAVE YOUR PROXY CARD READY.               listed above.                                - Detach your Proxy Card.
- Follow the simple recorded              - HAVE YOUR PROXY CARD READY.                  - Return your Proxy Card in the
  instructions.                           - Follow the simple instructions                 Postage-paid envelope provided.
                                            that appear on your computer
                                            screen.

                                                                                          ------------------------------------------
                                                                                          Your telephone or internet vote authorizes
                                                                                          the named proxies to vote your shares in
                                                                                          the same manner as if you marked, signed
                                                                                          and returned the Proxy Card.
                                                                                          ------------------------------------------

                                                                                          ------------------------------------------
                                                                                          If you have submitted your Proxy by tele-
                                                                                          phone or the Internet there is no need for
                                                                                          you to mail back your Proxy Card.
                                                                                          ------------------------------------------

                                                                                          ------------------------------------------
                                                                                          If you have chosen to view the Proxy State
                                                                                          -ment and Annual Report over the Internet
                                                                                          instead of receiving paper copies in the
                                                                                          mail, you can access the Proxy Statement
                                                                                          and 2004 Annual Report electronically at
                                                                                          the Company's website, www.masco.com.
                                                                                          ------------------------------------------

        1-866-564-2331
        CALL TOLL-FREE TO VOTE

     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

--------------------------------------------------------------------------------






        IF VOTING BY MAIL, PLEASE
        SIGN, DATE AND RETURN THIS                |X|
        PROXY CARD PROMPTLY IN THE      VOTES MUST BE INDICATED
        ENCLOSED ENVELOPE.              (x) IN BLACK OR BLUE INK.


(1) Election of Directors




                                                                                                               FOR  AGAINST  ABSTAIN

FOR all nominees       WITHHOLD AUTHORITY to vote            EXCEPTIONS         (2) Proposal to approve the    [ ]   [ ]      [ ]
listed below      [ ]  for all nominees listed below   [ ]               [ ]        Masco Corporation 2005
                                                                                    Long Term Stock Incentive
                                                                                    Plan.

Class II Directors to hold office until the Annual Meeting of Stockholders in   (3) Ratification of the        [ ]   [ ]      [ ]
2008 or until their respective successors are elected and qualified.                selection of Pricewater-
                                                                                    houseCoopers LLP as
Nominees: 01 VERNE G. ISTOCK, 02 DAVID L. JOHNSTON, 03 J. MICHAEL LOSH              independent auditors for
                                                                                    the Company for the year
                                                                                    2005.

Class I Director to hold office until the Annual Meeting of Stockholders in     (4) In the proxie's discretion
2007 or until his successor is elected and qualified.                               upon such other business as
                                                                                    may properly come before the
                                                                                    meeting.

Nominee: 01 DENNIS W. ARCHER                                                    The shares represented by this Proxy will be voted
                                                                                in accordance with the specifications above. IF
                                                                                SPECIFICATIONS ARE NOT MADE, THE PROXY WILL BE VOTED
                                                                                FOR THE ELECTION OF ALL NOMINEES, FOR THE APPROVAL
                                                                                OF THE MASCO CORPORATION 2005 LONG TERM STOCK
* INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                INCENTIVE PLAN, FOR RATIFICATION OF INDEPENDENT
NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT               AUDITORS AND IN THE PROXIE'S DISCRETION ON ANY OTHER
NOMINEE'S NAME.                                                                 MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                                                        --------------------------------------------



                                                                                        --------------------------------------------



Please sign exactly as name appears above.  Executors, adminstrators, trustees, et al. should so indicate when signing. If the signature is for a corporation, please sign the full corporate name by an authorized officer. If the signature is for a partnership or a limited liability company, please sign the full
partnership or limited liability company name by an authorized person.            ---------------------------     ------------------
If shares are registered in more than one name, all holders must sign.            Date  Share Owner sign here     Co-Owner sign here

IF YOU HAVE CHOSEN TO VIEW THE PROXY STATEMENT AND ANNUAL REPORT OVER THE INTERNET INSTEAD OF RECEIVING PAPER COPIES IN THE MAIL, YOU CAN ACCESS THE PROXY STATEMENT AND 2004 ANNUAL REPORT ELECTRONICALLY AT THE COMPANY'S WEBSITE, WWW.MASCO.COM.












--------------------------------------------------------------------------------


        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2005

                               MASCO CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGUENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Common Stock registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Masco Corporation to be held at the offices of the Company at 21001 Van Born Road, Taylor, Michigan 48180, on Tuesday, May 10, 2005, at 10:00 A.M. and at any adjournment thereof.


        The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.


                     (Continued and to be signed and dated on the reverse side.)

MARK HERE IF YOU WISH TO ACCESS THE ANNUAL
REPORT AND PROXY STATEMENT ELECTRONICALLY            [ ]
IN THE FUTURE INSTEAD OF BY MAIL.

                                                                        MASCO CORPORATION
To change your address, please mark this box.        [ ]                P.O. BOX 11261
                                                                        NEW YORK, N.Y. 10203-0261

To include any comments, please mark this box.       [ ]
